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                                                                     Exhibit 2.5




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                              MARCLIFF CORPORATION

                         MARSON CREATIVE FASTENER, INC.



                            STOCK PURCHASE AGREEMENT




                                  SALE OF STOCK

                                       BY

                               THE STOCKHOLDERS OF
                              MARCLIFF CORPORATION

                                       TO

                            KAYNAR TECHNOLOGIES, INC.



                          DATED: AS OF OCTOBER 27, 1998



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


                         STOCK PURCHASE AND SALE AGREEMENT

                                 TABLE OF CONTENTS


ARTICLE 1. REDEMPTION AND PURCHASE AND SALE OF SHARES........................................1

1.1 REDEMPTION...............................................................................1
1.2 PURCHASE AND SALE........................................................................2

ARTICLE 2. PURCHASE PRICE FOR THE PURCHASE SHARES............................................2

2.1 PURCHASE PRICE AND PAYMENT...............................................................2
2.2 DETERMINATION OF CLOSING NET BOOK VALUE; ADJUSTMENT OF THE AGGREGATE
PURCHASE PRICE...............................................................................3

ARTICLE 3. THE CLOSING.......................................................................5

3.1 TIME AND PLACE OF CLOSING................................................................5
3.2 DELIVERY OF THE REDEMPTION SHARES........................................................5
3.3 DELIVERY OF THE PURCHASE SHARES..........................................................5
3.4 SATISFACTION OF SENIOR DEBT..............................................................5
3.5 FURTHER ASSURANCES.......................................................................5

ARTICLE 4. THE SELLERS' REPRESENTATIVE........................................................6

4.1 APPOINTMENT OF THE SELLERS' REPRESENTATIVE................................................6
4.2 ACCEPTANCE OF APPOINTMENT................................................................6
4.3 APPOINTMENT INDEPENDENT, SEVERABLE AND BINDING...........................................7

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE SELLERS......................................7

5.1 ORGANIZATION AND QUALIFICATION OF MARCLIFF AND ITS SUBSIDIARIES..........................7
5.2 SUBSIDIARIES; SECURITIES OWNED...........................................................8
5.3 CAPITAL STOCK............................................................................8
5.4 AUTHORITY................................................................................9
5.5 TITLE TO SHARES.........................................................................10
5.6 MARCLIFF BOARD APPROVAL.................................................................10
5.7 COMPLIANCE WITH CHARTER, OBLIGATIONS AND LAWS...........................................10
5.8 NO CONFLICT.............................................................................10
5.9 FINANCIAL STATEMENTS....................................................................10
5.10 ABSENCE OF CERTAIN CHANGES OR EVENTS...................................................11
5.11 TAX MATTERS............................................................................12
5.12 TITLE TO PROPERTIES; LIENS.............................................................14
5.13 COLLECTIBILITY OF ACCOUNTS RECEIVABLE..................................................16
5.14 INVENTORIES............................................................................16
5.15 INTELLECTUAL PROPERTY RIGHTS...........................................................16
5.16 MATERIAL CONTRACTS.....................................................................16
5.17 LABOR AND EMPLOYEE RELATIONS...........................................................17
5.18 EMPLOYEE BENEFIT PLANS.................................................................18
5.19 ENVIRONMENTAL MATTERS..................................................................20
5.20 PERMITS................................................................................21
5.21 LITIGATION; PRODUCT LIABILITY CLAIMS...................................................21
5.22 FINDER'S FEE...........................................................................22
5.23 TRANSACTIONS WITH INTERESTED PERSONS...................................................22
5.24 NO UNDISCLOSED LIABILITIES OR CONTINGENCIES............................................22
5.25 CONDUCT OF BUSINESS....................................................................22
5.26 INSURANCE..............................................................................24
5.27 CUSTOMERS AND SUPPLIERS................................................................24

5.28 DISCLOSURE.............................................................................24
5.29 KNOWLEDGE..............................................................................24
5.30 SOLE REPRESENTATIONS AND WARRANTIES....................................................25

ARTICLE 6. REPRESENTATIONS AND WARRANTIES OF THE BUYER......................................25

6.1 ORGANIZATION OF THE BUYER...............................................................25
6.2 AUTHORITY...............................................................................25
6.3 NO CONFLICT.............................................................................25
6.4 INFORMED BUYER..........................................................................25
6.5 LITIGATION..............................................................................26
6.6 FINANCIAL RESOURCES; OTHER MATTERS......................................................26
6.7 FINDER'S FEE............................................................................26
6.8 SOLE REPRESENTATIONS AND WARRANTIES.....................................................26

ARTICLE 7. COVENANTS OF THE SELLERS.........................................................26

7.1 CONDUCT OF BUSINESS.....................................................................26
7.2 DUE DILIGENCE...........................................................................28
7.3 WAIVERS, CONSENTS AND APPROVALS.........................................................28
7.4 BREACH OF REPRESENTATIONS AND WARRANTIES................................................28
7.5 HART-SCOTT-RODINO ACT...................................................................28
7.6 CONSUMMATION OF AGREEMENT...............................................................29
7.7 NONDISCLOSURE OF PROPRIETARY DATA.......................................................29

ARTICLE 8. COVENANTS OF BUYER...............................................................29

8.1 WAIVERS CONSENTS AND APPROVALS..........................................................29
8.2 BREACH OF REPRESENTATIONSAND WARRANTIES.................................................29
8.3 HART-SCOTT-RODINO ACT...................................................................29
8.4 CONSUMMATION OF AGREEMENT...............................................................30
8.5 RESTRICTIONS AS TO CERTAIN POST-CLOSING ENVIRONMENTAL REMEDIAL ACTIONS..................30

ARTICLE 9. CONDITIONS TO OBLIGATIONS OF THE BUYER...........................................30

9.1 REPRESENTATIONS; WARRANTIES; COVENANTS..................................................30
9.2 RESIGNATIONS............................................................................30
9.3 HSR ACT.................................................................................31
9.4 OPINIONS OF COUNSEL; ADDITIONAL DOCUMENTS...............................................31
9.5 NATIONSCREDIT PAY-OFF LETTER............................................................31
9.6 NO INJUNCTION...........................................................................31
9.7 EMPLOYMENT AND NONCOMPETITION AGREEMENTS................................................31
9.8 REDEMPTION..............................................................................31
9.9 TERMINATION OF STOCKHOLDERS AGREEMENT; WAIVER OF RIGHTS.................................31
9.10 TERMINATION OF STOCK RESTRICTION AGREEMENT.............................................31
9.11 ESCROW AGREEMENT.......................................................................32
9.12 THE BUYER'S FRUSTRATION OF CLOSING CONDITIONS..........................................32

ARTICLE 10. CONDITIONS TO OBLIGATIONS OF THE SELLERS........................................32

10.1 REPRESENTATIONS; WARRANTIES; COVENANTS.................................................32
10.2 HSR ACT................................................................................32
10.3 ADDITIONAL DOCUMENTS...................................................................32
10.4 PREPAYMENT OF BROWN AND RITCHIE NOTES..................................................32
10.5 NO INJUNCTION..........................................................................32
10.6 ESCROW AGREEMENT.......................................................................32
10.7 THE SELLERS'FRUSTRATION OF CLOSING CONDITIONS..........................................32

ARTICLE 11. TERMINATION OF AGREEMENT........................................................33

11.1 TERMINATION............................................................................33
11.2 EFFECT OF TERMINATION..................................................................33
11.3 RIGHT TO PROCEED.......................................................................33

ARTICLE 12. INDEMNIFICATION.................................................................33

12.1 DEFINITIONS............................................................................33
12.2 SURVIVAL OF WARRANTIES.................................................................34
12.3 INDEMNIFICATION BY THE SELLERS.........................................................34
12.4 INDEMNIFICATION BY THE BUYER...........................................................35
12.5 DEFENSE OF THIRD PARTY ACTIONS.........................................................36

ARTICLE 13. GENERAL PROVISIONS..............................................................37

13.1 FEES AND EXPENSES......................................................................37
13.2 NOTICES................................................................................37
13.3 PUBLICITY AND DISCLOSURES..............................................................39
13.4 FURTHER ASSURANCES.....................................................................39
13.5 ENTIRE AGREEMENT.......................................................................39
13.6 SEVERABILITY...........................................................................40
13.7 ASSIGNABILITY..........................................................................40
13.8 AMENDMENT..............................................................................40
13.9 COUNTERPARTS...........................................................................40
13.10 EFFECT OF TABLE OFCONTENTS AND HEADINGS...............................................40
13.11 GOVERNING LAW.........................................................................40

SIGNATURES

LIST OF SCHEDULES

                             STOCK PURCHASE AGREEMENT



         AGREEMENT entered into as of the 27th day of October, 1998, between Kaynar Technologies Inc., a Delaware corporation with its principal place of business at 500 N. State College Boulevard, Suite 1000, Orange, California 92868-1638 ("the Buyer"), Marcliff Corporation, a Delaware corporation with its principal place of business at 44 Campanelli Parkway, Stoughton, Massachusetts 02072 ("Marcliff"), each of those stockholders of Marcliff Corporation listed on
Schedule 1 hereto (each of such stockholders being referred to individually herein as a "Seller" and collectively as the "Sellers") and Orion Capital Partners, L.P. as the Sellers' Representative (the "Sellers' Representative").

                                    RECITALS:

         WHEREAS, each Seller holds of record and beneficially those shares of the common stock and preferred stock of Marcliff listed opposite his or its name on Schedule 1 hereto, which shares of common and preferred stock constitute all of the issued and outstanding shares of the capital stock of Marcliff or holds of record and beneficially options to purchase those shares of common stock of Marcliff listed opposite his or its name on Schedule 1 hereto, which options constitute all of the issued and outstanding options to purchase shares of the capital stock of Marcliff (such shares and the shares to be issued upon exercise of such options being referred to collectively as the "Shares");

         WHEREAS, Marcliff holds of record and beneficially all of the issued and outstanding shares of the capital stock of Marson Creative Fastener, Inc., a Delaware corporation ("Marson");

         WHEREAS, Marcliff will redeem certain of the Shares of its Common Stock (the "Redemption Shares") from the Sellers in exchange for certain Excluded Assets (as defined in Section 1.1 hereof);

         WHEREAS, the Buyer is prepared to purchase, and the Sellers are prepared to sell, all of the Shares other than the Redemption Shares (the "Purchase Shares") subject to the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1. REDEMPTION AND PURCHASE AND SALE OF SHARES.

         1.1 REDEMPTION . Subject to the provisions of this Agreement, Marcliff hereby agrees to redeem, and each of the Sellers agrees to tender for redemption, at the Closing (as defined in Section 3.1 hereof), those Redemption Shares listed opposite the name of such Seller on Schedule 1.1, free and clear of any and all liens, pledges, security interests, claims, charges, restrictions or encumbrances of any kind or nature whatsoever, in exchange for (i) all of the issued and outstanding membership interests (the "LLC Membership Interests") in Chelsea Crescent, LLC, a Massachusetts limited liability company ("Chelsea Crescent"), the membership interests of which are currently held by Marcliff and Marson; (ii) prepaid items outstanding as of the Closing (the "C&L Prepaid Items") related to certain vacant land in Chelsea, Massachusetts (the "C&L Real Estate") held by C&L Realty Trust, a trust the beneficial interest of which is wholly-owned by Marson ("C&L Realty Trust"); (iii) the promissory notes payable to Marcliff by Michael G. Brown and Alan Ritchie in the original principal amounts of $59,940 and $99,900, respectively, both duly endorsed for transfer, (together, the "Brown and Ritchie Notes"); (iv) interest receivable outstanding as of the Closing with respect to the Brown and Ritchie Notes (the "Brown and Ritchie Interest Receivable"); and (v) subject to the Sellers' obligations under
Section 13.1 hereof, the $75,000 deposit paid to Bowles Hollowell Conner & Co. and any other prepaid items outstanding as of the Closing relating to fees and expenses to be paid to Bowles Hollowell Conner & Co. or to legal counsel retained by the Sellers or the Sellers' Representative in connection with the transactions contemplated by this Agreement (the "BHC Deposit and Prepaid Items" and collectively with the LLC Membership Interests, the C&L Prepaid Items, the Brown and Ritchie Notes and the Brown and Ritchie Interest Receivable, the "Excluded Assets"). At the Closing, Marcliff shall transfer the Excluded Assets to the Sellers' Representative (as defined in Section 4.1 hereof) who shall hold the Excluded Assets for the benefit of the Sellers, either directly or through a holding company, liquidating trust or other entity which it may establish for the purpose. The Sellers' Representative shall use all reasonable efforts to liquidate the Excluded Assets as soon as possible and, after making provision for the payment of all fees and expenses to be borne by the Sellers, as provided in Section 13.1 hereof, the Sellers' Representative shall distribute the proceeds received upon liquidation of the Excluded Assets to the Sellers in proportion to the number of Redemption Shares tendered by each of them.

         1.2 PURCHASE AND SALE. Subject to the provisions of this Agreement, each of the Sellers agrees to sell, and the Buyer agrees to purchase, at the Closing (as defined in Section 3.1 hereof), those Purchase Shares listed opposite the name of such Seller on Schedule 1.2 hereto, in each case free and clear of any and all liens, pledges, security interests, claims, charges, restrictions and encumbrances of any kind or nature whatsoever, other than restrictions on transfer arising under federal and state securities laws.

ARTICLE 2 PURCHASE PRICE FOR THE PURCHASE SHARES.

         2.1 PURCHASE PRICE AND PAYMENT. The aggregate purchase price to be paid by the Buyer to the Sellers in consideration of the sale of the Purchase Shares (the "Aggregate Purchase Price") shall be equal to Thirty Four Million Dollars ($34,000,000) minus the aggregate principal amount of all of the indebtedness of Marcliff and its Subsidiaries (as defined in Section 5.2 hereof) to NationsCredit Commercial Corporation ("NationsCredit") outstanding as of the date of the Closing and any accrued and unpaid interest and any fees thereon (the "Senior Debt"). The Senior Debt represents all of the indebtedness of Marcliff and its Subsidiaries for money borrowed. The Aggregate Purchase Price shall be subject to adjustment pursuant to Section 2.2 hereof. At the Closing, the Buyer shall pay the Aggregate Purchase Price, less One Million Dollars ($1,000,000), to the Sellers' Representative by wire transfer of immediately available funds and shall pay One Million Dollars ($1,000,000) by wire transfer of immediately available funds to Brown, Rudnick, Freed & Gesmer, as escrow agent (the "Escrow Agent"), to be held in an interest-bearing account (such amount, together with interest accrued thereon, the "Hold Back Amount") pending any adjustments and payments to be made pursuant to Section 2.2 hereof and the Escrow Agreement annexed hereto as Schedule 2.1(b) (the "Escrow Agreement").
The Sellers' Representative shall make provision for the payment of all fees and expenses to be borne by the Sellers, as provided in Section 13.1 hereof, and the payment of all real estate and other taxes and maintenance and other expenses to be reasonably anticipated in connection with the disposition of the C&L Real Estate and shall thereafter promptly distribute to the Sellers as indicated in Schedule 2.1(a) hereto all of the Aggregate Purchase Price other than the Hold Back Amount.

         2.2 DETERMINATION OF CLOSING NET BOOK VALUE; ADJUSTMENT OF THE AGGREGATE PURCHASE PRICE.

         (a) Promptly following the Closing, the Sellers' Representative and the Buyer shall direct Marcliff's independent public accountants, KPMG Peat Marwick, to prepare at Marcliff's expense and to deliver to both the Buyer and the Sellers' Representative within sixty (60) days following the Closing an audited consolidated balance sheet (the "Closing Balance Sheet") of Marcliff and its Subsidiaries which shall reflect the book value of the assets and liabilities of Marcliff and its Subsidiaries as of the date of the Closing immediately prior to the Closing provided, however, that the Closing Balance Sheet shall include a liability of $31,382, which reflects the parties' agreement as to the appropriate adjustment as of the Closing for the Company's underaccrual of its pension obligations under the Retirement Plan for Employees of Marson Corporation and Marson Fastener Corporation and shall exclude (i) the Excluded Assets, and (ii) any of the fees or expenses of KPMG Peat Marwick incurred in connection with the preparation of the Closing Balance Sheet. The Closing Balance Sheet shall indicate the difference between the aggregate net book value of those assets of Marcliff and its Subsidiaries shown on the Closing Balance Sheet and the aggregate consolidated net book value of those liabilities of Marcliff and its Subsidiaries shown on the Closing Balance Sheet (the "Closing Net Book Value"). The Closing Balance Sheet shall be prepared on a basis consistent with the preparation of the consolidated balance sheet of Marcliff and its Subsidiaries dated May 25, 1998 and otherwise in accordance with generally accepted accounting principles ("GAAP"). To the extent that the Closing Net Book Value differs from $10,525,000 (which was the consolidated net book value of Marcliff and its Subsidiaries excluding the book value of the Excluded Assets, as derived from the consolidated balance sheet of Marcliff and its Subsidiaries dated May 25, 1998), then the Aggregate Purchase Price shall be adjusted on a dollar for dollar basis by the amount of such difference as hereinafter set forth.

         (b) In the event that the Closing Net Book Value is greater than $10,525,000, then within ten (10) days following the later of (x) the date of delivery of the Closing Balance Sheet to the Buyer and the Sellers' Representative or (y) the resolution of any dispute with respect to the Closing Balance Sheet as provided in paragraph (e) of this Section 2.2, the Buyer shall pay to the Sellers' Representative in immediately available funds by federal funds wire transfer an amount equal to such difference, together with interest on the amount of such difference at the rate of ten percent (10%) per annum calculated from the date of the Closing to the date of payment. Such amount shall then promptly be distributed by the Sellers' Representative to the Sellers in the same proportions as the payments paid to the Sellers at the Closing in respect of their Shares of Common Stock (Voting and Non-Voting) as indicated on Schedule 2.1(a) hereof, and the Hold Back Amount shall be paid by the Escrow Agent to the Sellers' Representative in immediately available funds by federal funds wire transfer in accordance with the Escrow Agreement, also for distribution by the Sellers' Representative to the Sellers in the same proportions as the payments paid to the Sellers at the Closing in respect of the Shares of Common Stock (Voting and Non-Voting) as indicated on
Schedule 2.1(a) hereof.

         (c) In the event that the Closing Net Book Value is less than $10,525,000, then the Escrow Agent shall pay from the Hold Back Amount to the Buyer in immediately available funds by federal funds wire transfer in accordance with the Escrow Agreement an amount equal to such difference, together with interest on the amount of such difference at the rate of ten percent (10%) per annum calculated from the date of the Closing to the date of payment, and, in the event that the Hold Back Amount is insufficient to pay such amount in full, then the Sellers shall pay the balance of such amount to the Buyer in immediately available funds by federal funds wire transfer, such balance to be paid by each of the Sellers in same proportions as the payments paid to the Sellers at the Closing in respect of their Shares of Common Stock (Voting and Non-Voting) as indicated on Schedule 2.1(a) hereof. In the event that the amount of such payment is less than the Hold Back Amount, then, promptly following such payment, the Escrow Agent shall pay the balance of the Hold Back Amount to the Sellers' Representative in immediately available funds by federal funds wire transfer in accordance with the Escrow Agreement for distribution by the Sellers' Representative to the Sellers in the same proportions as the payments paid to the Sellers at the Closing in respect of their Shares of Common Stock (Voting and Non-Voting) as indicated on Schedule 2.1(a) hereof.

         (d) In the event that the Closing Net Book Value is equal to $10,525,000, then there shall be no post-closing adjustment to the Purchase Price pursuant to this Section 2.2 and the Escrow Agent shall pay the Hold Back Amount to the Sellers' Representative in immediately available funds by federal funds wire transfer in accordance with the Escrow Agreement for distribution by the Sellers' Representative to the Sellers in the same proportions as the payments paid to the Sellers at the Closing in respect of their Shares of Common Stock (Voting and Non-Voting) as indicated on Schedule 2.1(a) hereof.

         (e) In the event that any dispute shall arise as to the manner of preparation or the accuracy of the Closing Balance Sheet, the Buyer or the Sellers' Representative may elect, by notice given at any time prior to its receipt of the Closing Balance Sheet or within twenty (20) days following such receipt, to object to the manner of preparation or accuracy of the Closing Balance Sheet, which notice shall set forth in reasonable detail the nature of the objection and the matters in dispute. Promptly following receipt of any such objection, the Buyer and the Sellers' Representative shall use commercially reasonable efforts to address and resolve the objection to the Closing Balance Sheet. In the event, however, that the Buyer and the Sellers' Representative have not been able to resolve such objection to their mutual satisfaction within fifteen (15) days following the delivery of the original notice of objection, then the Buyer and the Sellers'

Representative shall submit the dispute to PricewaterhouseCoopers LLP. The determination of such dispute by PricewaterhouseCoopers LLP shall be final and binding on the parties. All fees and expenses of PricewaterhouseCoopers LLP charged or incurred in connection with the determination of such dispute shall be borne between the Buyer and the Sellers on a proportionate basis, determined by reference to the relative differences between (i) the proposed Closing Net Book Values as asserted by the Buyer and the Sellers' Representative in the dispute and (ii) the Closing Net Book Value as finally determined by PricewaterhouseCoopers LLP. The apportionment of such fees and expenses between the Buyer and the Sellers shall be determined by PricewaterhouseCoopers LLP and such apportionment shall also be final and binding upon the parties.

ARTICLE 3 THE CLOSING.

         3.1 TIME AND PLACE OF CLOSING. The closing of the purchase and sale of the Shares provided for in this Agreement (herein called the "Closing") shall be held at the offices of Brown, Rudnick, Freed & Gesmer, One Financial Center, Boston, Massachusetts at 10:00 a.m. on October 27, 1998 or at such other place, date or time as may be fixed by mutual agreement of the parties.

         3.2 DELIVERY OF THE REDEMPTION SHARES . At the Closing, each of the Sellers shall deliver or cause to be delivered to Marcliff, against Marcliff's transfer of the Excluded Assets to the Sellers' Representative, certificates representing the Redemption Shares, duly endorsed in blank or with a stock power duly endorsed in blank and Marcliff shall immediately cancel the Redemption Shares.

         3.3 DELIVERY OF THE PURCHASE SHARES. At the Closing, each of the Sellers shall deliver or cause to be delivered to the Buyer, against the Buyer's tender of the Aggregate Purchase Price to the Sellers' Representative and the Hold Back Amount to the Escrow Agent, certificates representing the Purchase Shares duly endorsed in blank or with a stock power duly endorsed in blank, together with such other documents as the Buyer may reasonably request to evidence the transfer to the Buyer of good and marketable title in and to such Purchase Shares, free and clear of all liens, pledges, security interests, claims, charges, encumbrances and restrictions on transfer, other than restrictions on transfer arising under federal and state securities laws.

         3.4 SATISFACTION OF SENIOR DEBT. At the Closing, the Buyer shall also pay, on behalf of Marcliff and its Subsidiaries, all of the outstanding Senior Debt to NationsCredit.

         3.5 FURTHER ASSURANCES. From time to time after the Closing at the request of the Buyer and without further consideration, the Sellers shall execute and deliver further instruments of transfer and assignment (in addition to those delivered under Section 3.3 hereof) and shall take such other action as the Buyer may reasonably require to effectively transfer the Redemption Shares to Marcliff and the Purchase Shares to the Buyer, in each case free and clear of any and all liens, pledges, security interests, claims, charges, restrictions or encumbrances of any kind or nature whatsoever, other than restrictions on transfer arising under federal and state securities laws.

ARTICLE 4 THE SELLERS' REPRESENTATIVE

         4.1 APPOINTMENT OF THE SELLERS' REPRESENTATIVE. By the execution and delivery of this Agreement, each of the Sellers hereby irrevocably constitutes and appoints Orion Capital Partners, L.P. as his or its true and lawful agent and attorney-in-fact (the Sellers' Representative), with full power of substitution in the premises, (i) to receive the Excluded Assets, to hold the Excluded Assets either directly or through a holding company, liquidating trust or other entity, to take any and all such actions as it may deem necessary or appropriate to liquidate the Excluded Assets, to make provision for the payment of, and to pay, all fees and expenses for real estate and other taxes and maintenance and other fees and expenses which may be incurred in connection with the ownership and liquidation of the Excluded Assets and to distribute the remaining balance of the proceeds of the Excluded Assets as provided in Article 1 of this Agreement; (ii) to receive the Aggregate Purchase Price, to make provision for the payment of, and to pay, all fees and expenses to be borne by the Sellers as provided in Section 13.1 hereof from the proceeds of the Aggregate Purchase Price, to effect adjustments to the Aggregate Purchase Price and distribute the same in accordance with Article 2 of this Agreement and the Escrow Agreement; (iii) to waive or modify any condition to the obligations of the Sellers to consummate the transactions contemplated by this Agreement; (iv) to execute and deliver all ancillary agreements, certificates and documents, and to make any representations or warranties therein, which the Sellers' Representative may deem necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement; (v) to do or to refrain from doing any act or deed on behalf of the Sellers which the Sellers' Representative may, in its sole discretion, deem necessary or appropriate in order to consummate the transactions contemplated by this Agreement, as fully and as completely as each such Seller could do if personally present; and (vi) to receive all notices on behalf of the Sellers under or in connection with this Agreement. Each of the Sellers hereby acknowledges and agrees that, while the Sellers' Representative shall act on behalf of the Sellers in the manner which the Sellers' Representative believes to be in the best interest of the Sellers and consistent with their obligations under this Agreement, the Sellers' Representative shall not be responsible to the Sellers for any loss or damage which any of the Sellers may suffer by reason of the exercise by the Sellers' Representative of its rights or the performance of its duties under this Agreement, other than such loss or damage arising from gross negligence or willful misconduct in the exercise of such rights or performance of such duties. Further, the Sellers hereby agree, severally and not jointly, to indemnify the Sellers' Representative from and against any loss, damage, cost or expense, including attorneys fees or expenses, which the Sellers' Representative may incur or suffer which arise out of or relate to the exercise of its rights or the performance of its duties under this Agreement, other than such losses, damages, costs or expenses, which the Sellers' Representative may incur or suffer as a direct consequence of the Sellers' Representative's gross negligence or willful misconduct in the exercise of such rights or performance of such duties.

         4.2 ACCEPTANCE OF APPOINTMENT. By execution and delivery of this Agreement, Orion Capital Partners, L.P. hereby accepts appointment as the Sellers' Representative and acknowledges and agrees that it shall exercise its rights and perform its duties under this Agreement in good faith and in the manner which it believes to be in the best interest of the

Sellers and consistent with their obligations under this Agreement. The Sellers' Representative also agrees to provide the Sellers with such information as they may reasonably request from time to time regarding the transactions contemplated by this Agreement and the performance by the Sellers' Representative of its duties hereunder, including, without limitation, the liquidation of the Excluded Assets, the payment of fees and expenses to be paid as provided in Section 13.1 and any adjustments to, and the distribution of, the Aggregate Purchase Price under this Agreement.

         4.3 APPOINTMENT INDEPENDENT, SEVERABLE AND BINDING. The provisions of this Article 4 are independent and severable, shall constitute an irrevocable power of attorney, coupled with an interest and surviving death or dissolution, granted by the Sellers to the Sellers' Representative and shall be binding upon the heirs, legal representatives, successors and assigns of each of the Sellers.

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE SELLERS.

         As a material inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Sellers, severally and not jointly, hereby make to the Buyer the following representations and warranties; provided that the representations and warranties set forth in Sections 5.4 and 5.5 are only made by each Seller with respect to himself or itself and not with respect to any other Seller.

         5.1 ORGANIZATION AND QUALIFICATION OF MARCLIFF AND ITS SUBSIDIARIES. Marcliff and each of its Subsidiaries, other than Chelsea Crescent and C&L Realty Trust, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, which jurisdictions are listed on Schedule 5.1 hereto, and has full corporate power and authority to own or lease its properties, to conduct its business in all material respects in the names and in the places where such properties are owned or leased or such business is conducted by it and to consummate the transactions contemplated by this Agreement. Chelsea Crescent is a limited liability company duly formed under the laws of the Commonwealth of Massachusetts and C&L Realty Trust is a Massachusetts business trust duly formed under the laws of the Commonwealth of Massachusetts. Each of Chelsea Crescent and C&L Realty Trust has full power and authority to own or lease its properties, to conduct its business in all material respects in the names and in the places where such properties are owned or leased or such business is conducted by it and to consummate the transactions contemplated hereby. Marcliff and its Subsidiaries are duly qualified or licensed to do business in those jurisdictions listed on Schedule
5.1 and there is no other jurisdiction in which the properties owned or leased by Marcliff or any of its Subsidiaries or the business conducted by Marcliff or any of its Subsidiaries makes such qualification or licensing to do business necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on the properties, assets, financial condition, business or results of operation of Marcliff and its Subsidiaries taken as a whole or that would materially impair the ability of the Sellers to perform their obligations hereunder (a "Material Adverse Effect").

         5.2 SUBSIDIARIES; SECURITIES OWNED. Marson is a wholly-owned subsidiary of Marcliff and Marson Canada, Inc. ("Marson Canada") is a wholly-owned subsidiary of Marson. The LLC Membership Interests of Chelsea Crescent are owned ninety-nine percent (99%) by Marson and one percent (1%) by Marcliff. The beneficial interest in C&L Realty Trust is wholly-owned by Marson. (Marson, Marson Canada, Chelsea Crescent and C&L Realty Trust are sometimes referred to collectively herein as the "Subsidiaries"). Except as noted on Schedule 5.2 hereto, neither Marcliff nor Marson has any other subsidiaries or owns any securities issued by any other corporation, business organization or governmental authority other than U.S. government securities, bank certificates of deposit and money market accounts acquired as short-term investments in the ordinary course of business.

         5.3 CAPITAL STOCK. The total authorized capital stock of Marcliff consists of 1,000,000 shares of Voting Common Stock, $.01 par value per share, of which 151,274.510 shares are issued and outstanding, 500,000 shares of Non-Voting Common Stock, $.01 par value per share, of which 48,725.490 shares are issued and outstanding, 1,000,000 shares of Preferred Stock, $1.00 par value per share, of which 200,000 shares are issued and outstanding and 1,000,000 shares of Senior Pay-In-Kind Preferred Stock, $1.00 par value per share, of which 22,000 shares are issued and outstanding. Carl A. Annese, Jr. holds a non-qualified option to purchase 1,005.025 shares of Voting Common Stock, $.01 par value per share, at a price of $10.00 per share. Other than the option held by Mr. Annese, there are no outstanding subscriptions, options, warrants, commitments, preemptive rights, agreements or arrangements of any kind issued or granted by Marcliff for, or relating to the issuance or sale of, any shares of the capital stock or other securities of Marcliff or any equity interests or similar rights therein (collectively, "Marcliff Securities"). There are no contractual or other outstanding obligations of Marcliff to repurchase, redeem or otherwise acquire any Marcliff Securities or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. The total authorized capital stock of Marson consists of 1,000 shares of Common Stock $1.00 par value per share, of which 1,000 shares are issued and outstanding and are held of record and beneficially by Marcliff, free and clear of any and all liens, pledges, security interests, claims, charges, restrictions or encumbrances of any kind or nature whatsoever. There are no outstanding subscriptions, options, warrants, commitments, preemptive rights, agreements or arrangements of any kind for, or relating to the issuance or sale of, any shares of the capital stock or other securities of Marson or any equity interests or similar rights therein (collectively, "Marson Securities"). There are no contractual or other outstanding obligations of Marcliff or Marson to repurchase, redeem or otherwise acquire any Marson Securities or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. Marson Canada has an unlimited number of Common Shares authorized, of which 1,000 shares are issued and outstanding and are held of record and beneficially by Marson, free and clear of any and all liens, pledges, security interests, claims, charges, restrictions or encumbrances of any kind or nature whatsoever. There are no outstanding subscriptions, options, warrants, commitments, preemptive rights, agreements or arrangements of any kind for, or relating to the issuance or sale of, any shares of the capital stock or other securities of Marson Canada or any equity interest or similar rights therein (collectively, "Marson Canada Securities"). There are no contractual or other outstanding obligations of Marcliff, Marson or Marson Canada to repurchase, redeem or otherwise acquire any Marson Canada Securities or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. There are no outstanding subscriptions, options, warrants, commitments, preemptive rights, agreements or arrangements of any kind for, or relating to the sale of, (i) any membership interests in Chelsea Crescent or other securities of Chelsea Crescent or any equity interest or similar rights therein (collectively "Chelsea Crescent Securities") or (ii) any beneficial interest in C&L Realty Trust or other securities of C&L Realty Trust or any equity interest or similar rights therein (collectively, the "C&L Securities"). There are no contractual or other outstanding obligations of Marcliff, Marson or Chelsea Crescent to repurchase, redeem or otherwise acquire any Chelsea Crescent Securities or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. There are no contractual or other outstanding obligations of Marcliff, Marson or C&L Realty Trust to repurchase, redeem or otherwise acquire any C&L Securities or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

         5.4 AUTHORITY. As to each Seller who is an individual, such Seller has full right, power, authority and capacity to enter into this Agreement and each agreement, document and instrument to be executed and delivered by him or on his behalf pursuant to, or as contemplated by, this Agreement and to consummate the transactions contemplated hereby and thereby. As to each Seller who is not an individual, such Seller has full right, power and authority to enter into this Agreement and each agreement, document and instrument to be executed and delivered by it or on its behalf pursuant to, or as contemplated by, this Agreement and to carry out the transactions contemplated hereby and thereby and the execution and delivery by such Seller of this Agreement and each such other agreement, document and instrument, and the performance by such Seller of its obligations hereunder and thereunder, has been duly authorized by all necessary corporate and other action, and no other action is required. This Agreement and each agreement, document and instrument executed and delivered by such Seller pursuant to, or as contemplated by, this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of such Seller, enforceable in accordance with their respective terms, subject to laws of general application affecting creditors' rights generally. Each Seller hereby waives any preemptive rights, rights of first refusal and any rights to receive accrued or set aside dividends which such Seller may have in regards to the Redemption Shares and the Purchase Shares. Neither the execution and delivery by such Seller of this Agreement and each agreement, document and instrument to be executed and delivered by such Seller pursuant to, or as contemplated by, this Agreement nor the performance by such Seller of his or its obligations thereunder, (i) violates, with respect to each Seller who is not an individual, any provision of the certificate of incorporation, the certificate of limited partnership, the limited partnership agreement or other relevant constitutive or organizational document of such Seller; (ii) violates any laws of the United States or laws of any state or other jurisdiction applicable to such Seller or requires such Seller to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; (iii) results in a breach of, or constitute a default under, any agreement, indenture note, bond, license, permit or instrument to which such Seller is a party or by which such Seller is bound; or (iv) results in the creation or imposition of any lien, pledge, security interest, claim, charge or encumbrance on any of the Shares.

         5.5 TITLE TO SHARES. Each Seller holds of record and beneficially those Shares listed opposite his or its name on Schedule 1 hereto, in each case free and clear of all liens, pledges, marital rights, security interests, claims, charges, restrictions and encumbrances, other than those as are listed on
Schedule 5.5 hereto.

         5.6 MARCLIFF BOARD APPROVAL. This Agreement and the consummation of the transactions contemplated hereby have been approved by the Marcliff Board of Directors.

         5.7 COMPLIANCE WITH CHARTER, OBLIGATIONS AND LAWS. True, correct and complete copies of the certificates of incorporation or articles of organization and other relevant constitutive or organizational documents (the "Charters") and the By-laws, as amended and in effect as of the date hereof of Marcliff and its Subsidiaries have been made available to the Buyer and the Charter and the By-laws of Marcliff and each of its Subsidiaries remains in full force and effect. None of Marcliff or any of its Subsidiaries is (i) in violation of its Charter or By-laws as amended and in effect as of the date hereof; (ii) in breach of, or default under, any agreement, lease, indenture, note, bond, license, permit or instrument to which it is a party or by which it is bound which could reasonably be expected to have a Material Adverse Effect; or (iii) in violation of the laws of the United States or the laws of any state applicable to it or its business or assets or any regulation, administrative order, or judicial order or decree applicable to it or its business or assets, which violation could reasonably be expected to have a Material Adverse Effect. Since January 1, 1995, neither Marcliff nor any of its Subsidiaries has received notice of any revocation or modification of any federal, state, local or foreign governmental license, certification, tariff, permit, authorization or approval material to Marcliff or its Subsidiaries.

         5.8 NO CONFLICT. Neither the execution and delivery of this Agreement by the Sellers or any of the agreements, documents or instruments to be executed and delivered by the Sellers pursuant to, or as contemplated by, this Agreement, nor the performance by any of the Sellers of their obligations hereunder or thereunder, will (i) result in a violation by Marcliff or any of its Subsidiaries of its Charter or By-laws as amended and in effect as of the date hereof, (ii) constitute a breach of, or default under, any agreement, lease, indenture, note, bond, license, permit or instrument to which Marcliff or any of its Subsidiaries is a party or by which Marcliff or any of its Subsidiaries is bound, (iii) result in the loss of any material benefit or give rise to any right of termination, amendment, acceleration or cancellation under any agreement, lease, indenture, note, bond, license, permit or instrument to which Marcliff or any of its Subsidiaries is a party or by which Marcliff or any of its Subsidiaries is bound, (iv) result in the creation of any lien or other encumbrance upon the assets of Marcliff or any of its Subsidiaries, or (v) result in a violation of the laws of the United States or the laws of any state applicable to Marcliff or any of its Subsidiaries or their respective businesses or assets or any regulation, administrative order or judicial order or decree applicable to Marcliff or any of its Subsidiaries or their respective businesses or assets.

         5.9 FINANCIAL STATEMENTS.

                  (a) Attached as Schedule 5.9 hereto are the following financial statements of Marcliff and its Subsidiaries:

                  (i) Audited consolidated balance sheets of Marcliff and its Subsidiaries with respect to the fiscal years ended December 31, 1995, December 31, 1996 and December 31, 1997 and audited consolidated statements of income, retained earnings and cash flows for the period then ended, with all required footnotes, certified by KPMG Peat Marwick, independent public accounts (the "Audited Financial Statements"); and

                  (ii) An unaudited consolidated balance sheet of Marson and Marson Canada as of May 25, 1998 (the "Base Balance Sheet") and consolidated statements of income, retained earnings and cash flows for the five (5) months then ended, certified by Marson's treasurer (the "Unaudited Financial Statements").

Said financial statements have been prepared in accordance with GAAP applied consistently during the periods covered thereby, are complete and correct in all material respects and present fairly in all material respects the financial condition of Marcliff and its Subsidiaries and Marson and Marson Canada, respectively, at the dates of said statements and the results of their operations and cash flows for the periods covered thereby, except that the Unaudited Financial Statements do not contain the materials and disclosures to be found in notes to financial statements prepared in accordance with GAAP nor do they reflect certain non-recurring or year-end adjustments.

                  (b) As of the date of the Base Balance Sheet, none of Marcliff or its Subsidiaries had any material liabilities of any nature, whether accrued, absolute, contingent or otherwise, except liabilities stated or adequately reserved against on the Base Balance Sheet or reflected in Schedules (including the Audited Financial Statements) furnished to the Buyer hereunder as of the date hereof and except for any liabilities not required under GAAP, applied consistently with the past practice, to be disclosed as a liability on a balance sheet of Marcliff or its Subsidiaries or in the footnotes thereto.

         5.10 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Base Balance Sheet Marcliff and each of its Subsidiaries has conducted its business only in the ordinary course and in a manner consistent with past practice, and since such date, except as noted on Schedule 5.10, there has not been (i) any change in the financial condition, results of operations, assets, business or operations of Marcliff and its Subsidiaries which has had, or could reasonably be expected to have, a Material Adverse Effect, (ii) any condition, event or occurrence which, individually or in the aggregate, would have a Material Adverse Effect, (iii) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of Marcliff or its Subsidiaries which has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (iv) any change by Marcliff or its Subsidiaries in its accounting methods, principles or practices, (v) any revaluation by Marcliff or its Subsidiaries of any of its material assets, including but not limited to writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business, (vi) any entry outside the ordinary course of business by Marcliff or its Subsidiaries into any commitments or transactions material, individually or in the aggregate, to Marcliff or its Subsidiaries, (vii) any redemption, purchase or other acquisition by Marcliff or its Subsidiaries of any of its securities, (viii) any issuance of any shares of capital stock of Marcliff or its Subsidiaries or any grant or issuance of any options, calls, warrants, or other rights, agreements, arrangements or commitments of any kind or character relating to the issuance of capital stock of Marcliff or its Subsidiaries, (ix) any increase in, establishment of or amendment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan or agreement or arrangement, or any other increase in the compensation payable or to become payable to any present or former directors, officers or key employees of Marcliff or its Subsidiaries, except for increases in compensation in the ordinary course of business consistent with past practice, or, any entry into, or amendment of, any employment, consulting or severance agreement or arrangement with any such present or former directors, officers or key employees, (x) any obligation or liability incurred by Marcliff or any of its Subsidiaries with respect to the business of Marcliff or any of its Subsidiaries, other than obligations and liabilities incurred in the ordinary course of business, or (xi) any change with respect to the management or supervisory personnel of Marcliff or any of its Subsidiaries.


         5.11 TAX MATTERS.

         (a) For purposes of this Agreement, "Taxes" shall mean all United States federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, real estate, excise, value added, estimated, stamp, alternative or add-on minimum, environmental, withholding and any other taxes, duties or assessments, together with all interest, penalties and additions imposed with respect to such amounts, and "Tax Return" shall mean any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any Schedule or attachment thereto, and including any amendment thereof.

         (b) Other than those Tax Returns referred to on Schedule 5.11(b), as to which the Orion Sellers have provided indemnification under Section 12.3(a)(iv) hereof, all Tax Returns required to be filed by or with respect to Marcliff and its Subsidiaries have been timely filed, and all such Tax Returns are complete and correct in all material respects. Marcliff and its Subsidiaries have timely paid all Taxes that are due, have been claimed or asserted by any taxing authority to be due or could be due from or with respect to them for all periods. Marcliff and its Subsidiaries file Tax Returns in all jurisdictions where required to file Tax Returns.

         (c) There are no liens or other encumbrances with respect to Taxes upon any of the assets or properties of Marcliff and its Subsidiaries, other than with respect to Taxes not yet due and payable.

         (d) Except as noted in Schedule 5.11(d), the Tax Returns of Marcliff and its Subsidiaries have not been audited or examined by any taxing authority. Except as noted in Schedule 5.11(d), since December 31, 1995 no issue relating to Marcliff or its Subsidiaries has been raised in writing by any taxing authority in any audit or examination which, by application of the same or similar principles, would reasonably be expected to result in a material deficiency for any subsequent period (including periods subsequent to the Closing). There are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to Marcliff or its Subsidiaries for any taxable period, and no power of attorney granted by or with respect to Marcliff or its Subsidiaries relating to Taxes is currently in force. No closing agreement pursuant to section 7121 of the Internal Revenue Code of 1986, as amended, or any predecessor provision (the "Code") or any similar provision of any state, local, or foreign law has been entered into by or with respect to Marcliff or its Subsidiaries and no ruling has been received by Marcliff or its Subsidiaries from any taxing authority.

         (e) Neither Marcliff nor any of its Subsidiaries is subject to liability for Taxes to any person other than Marcliff or its Subsidiaries, including, without limitation, liability arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign law.

         (f) Except as noted in Schedule 5.11(f), no audit or other proceeding by any court, governmental or regulatory authority, or similar person is pending or threatened with respect to any Taxes due from or with respect to Marcliff or its Subsidiaries or any Tax Return filed by or with respect to Marcliff or its Subsidiaries. No assessment of Tax not yet paid or accrued in the Base Balance Sheet has been proposed in writing against Marcliff or its Subsidiaries or any of their assets or properties.

         (g) No consent to the application of section 341(f)(2) of the Code has been made or filed by or with respect to Marcliff or its Subsidiaries or any of their assets or properties. None of the assets or properties of Marcliff or its Subsidiaries is (A) an asset or property that is or will be required to be treated as described in section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986, or (B) tax-exempt use property within the meaning of section 168(h)(1) of the Code.

         (h) Neither Marcliff nor its Subsidiaries has been or is currently in material violation (or, with or without notice or lapse of time or both, would be in material violation) of any applicable law or regulation relating to the payment or withholding of Taxes. Marcliff and its Subsidiaries have in all material respects duly and timely withheld from employee salaries, wages and other compensation and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws and regulations.

         (i) Neither Marcliff nor its Subsidiaries is a party to, is bound by or has any obligation under any Tax sharing agreement or similar contract or arrangement or any agreement that obligates any of them to make any payment computed by reference to the Taxes, taxable income or taxable losses of any other person.

         (j) There is no contract or agreement, plan or arrangement by Marcliff or its Subsidiaries covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Marcliff or its Subsidiaries by reason of section 280G of the Code.

         (k) Except as noted on Schedule 5.11(k), neither Marcliff nor its Subsidiaries is a shareholder of a "controlled foreign corporation" as defined in section 957 of the Code, is a member of a partnership or other pass-through entity or is a "personal holding company" as defined in section 542 of the Code.

         5.12 TITLE TO PROPERTIES; LIENS .

         (a) None of Marcliff or any of its Subsidiaries owns any real property other than the beneficial interest in the C&L Real Estate to be included among the Excluded Assets. Schedule 5.12(a) contains a complete and correct list of all real property leased by Marcliff and its Subsidiaries (the "Leased Real Property") setting forth the address, landlord and tenant for each lease. Correct and complete copies of all such leases (the "Real Estate Leases") have been made available to the Buyer. Each Real Estate Lease is the legal, valid and binding obligation of Marcliff or one of its Subsidiaries and, to the knowledge of the Sellers, of each other party thereto and, to the knowledge of the Sellers, is in full force and effect. None of Marcliff or its Subsidiaries, nor, to the knowledge of the Sellers, any other party is in material default, violation or breach in any respect under any such Real Estate Lease, and no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a material default, violation or breach in any respect by Marcliff or any of its Subsidiaries or, to the knowledge of the Sellers, any other party, under any such Real Estate Lease. Marcliff and its Subsidiaries enjoy peaceful and undisturbed possession under such Real Estate Leases for the Leased Real Property sufficient for current use and operations.

         (b) There are no eminent domain, condemnation or other similar proceedings pending or, to the Sellers' knowledge, threatened affecting any portion of the Leased Real Property. There is no writ, injunction, decree, order or judgment outstanding, nor any action, claim, suit or proceeding pending or, to the Sellers' knowledge, threatened relating to the ownership, lease, use or occupancy by Marcliff or its Subsidiaries of any of the Leased Real Property.

         (c) To the Sellers' knowledge, the current use of the Leased Real Property in the conduct of the business of Marcliff and its Subsidiaries does not violate in any material respect any instrument of record or agreement affecting the Leased Real Property. To the Sellers' knowledge, there is no material violation of any covenant, condition, restriction, easement or order of any governmental authority having jurisdiction over such property or of any other person entitled to enforce the same affecting the Leased Real Property or the use or occupancy thereof.

         (d) To the Sellers' knowledge, the Leased Real Property is in compliance in all material respects with all applicable building, zoning, subdivision and other land use and similar applicable laws, rules and regulations affecting the Leased Real Property, and neither Marcliff nor its Subsidiaries has received any notice of any material violation or claimed violation of any such laws, rules and regulations within the past three years which have not been resolved.

         (e) Marcliff or its Subsidiaries has a valid and binding leasehold interest in the Leased Real Property free and clear of all liens and encumbrances except (i) liens for Taxes, assessments and other governmental charges not yet due and payable; (ii) mechanics', workmen's, repairmen's, warehousemen's, carriers', or other like liens arising or incurred in the ordinary course of business; (iii) easements, quasi-easements, licenses, covenants, rights-of-way and other similar restrictions which would be shown by a current title report; (iv) zoning, building and other similar restrictions; and (v) subleases and licenses by Marcliff or its Subsidiaries to third parties listed on Schedule 5.12(e), correct and complete copies of which have been made available to the Buyer.

         (f) The facilities of Marcliff and its Subsidiaries are currently served by all utility services, including sewer, water, gas and electric power and telephone service, that are necessary for the operation of the business as currently conducted thereon. All installation and connection charges for such facilities are paid in full. The facilities of Marcliff and its Subsidiaries are in a condition suitable for the operation of the business as currently conducted thereon. Neither Marcliff nor its Subsidiaries has received notice from any insurance company providing insurance coverage or from any board of fire underwriters or other body exercising similar functions that require or recommend the performance of any repairs or alternations to the facilities of Marcliff or its Subsidiaries which have not been performed heretofore.

         (g) Set forth on Schedule 5.12(g) hereto is (i) a description of all items of the machinery, equipment and other personal property owned and used by Marcliff or its Subsidiaries in the operation of its business and having a value of $50,000 or more ("Machinery and Equipment"). Neither Marcliff nor its Subsidiaries leases any item of machinery, equipment or other personal property with respect to which is obligated to make lease, rental or other payments of $50,000 or more per year. Each lease under which Marcliff or any of its Subsidiaries lease machinery, equipment or other personal property is a legal, valid and binding obligation of Marcliff or one of its Subsidiaries and, to the knowledge of the Sellers, of each other party thereto and, to the knowledge of the Sellers, is in full force and effect. None of Marcliff or its Subsidiaries, nor, to the knowledge of the Sellers, any other party is in material default, violation or breach in any respect under any such lease, and no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a material default, violation or breach in any respect by Marcliff or any of its Subsidiaries or, to the knowledge of the Sellers, any other party, under any such lease.

         (h) Marcliff or its Subsidiaries has good title to all of its tangible personal property, free and clear of all liens and encumbrances except (i) as set forth in Schedule 5.12(h); (ii) liens for Taxes, assessments and other governmental charges not yet due and payable; (iii) mechanics', workmen's, repairmen's, warehousemen's, carriers', or other like liens arising or incurred in the ordinary course of business; and (iv) subleases and licenses by Marcliff or its Subsidiaries to third parties listed on Schedule 5.12(h), correct and complete copies of which have been made available to the Buyer. The machinery and equipment of Marcliff and its Subsidiaries is, in the aggregate, in a condition suitable for operation and use in the ordinary course of the business of Marcliff and its Subsidiaries as presently conducted.

         5.13 COLLECTIBILITY OF ACCOUNTS RECEIVABLE. To the knowledge of the Sellers, all of the accounts receivable of Marson and Marson Canada shown or reflected on the Base Balance Sheet, less a reserve for bad debts in the amount shown on the Base Balance Sheet, are, and those existing at the time of Closing, less the reserve to be shown on the Closing Balance Sheet, will be, (i) valid and enforceable claims which arose out of transactions with independent third parties in the ordinary course of business, (ii) fully collectible in the ordinary course of business, (iii) subject to no set-off or counterclaim, and
(iv) not subject to any pending bankruptcy or insolvency proceedings.

         5.14 INVENTORIES. To the knowledge of the Sellers, all material items contained in the inventories of Marson and Marson Canada reflected on the Base Balance Sheet, net of the reserves stated in the Base Balance Sheet, are of a quality and quantity saleable in the ordinary course of business and do not include any obsolete items, and those material inventory items existing at the Closing, net of the reserves stated in the Closing Balance Sheet, will be, of a quality and quantity saleable in the ordinary course of business and will not include any obsolete items. The values of the inventories stated in the Base Balance Sheet reflect the normal inventory valuation policies of Marson and Marson Canada and were determined in accordance with GAAP. Since the date of the Base Balance Sheet, no inventory has been sold or disposed of except through sales in the ordinary course of business. All markings or other identification of the inventories are, in all material respects, in accordance with industry standards.

         5.15 INTELLECTUAL PROPERTY RIGHTS.

                  (a) Set forth on Schedule 5.15 hereto is a true and complete list of all patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, and copyrights (all of the foregoing collectively referred to as "Intellectual Property") presently owned or held by Marcliff or its Subsidiaries and all licenses of or other rights with respect to Intellectual Property which are used in connection with the business of Marcliff or its Subsidiaries. Marcliff or its Subsidiaries own or possess all of the Intellectual Property which are reasonably necessary to the conduct of the business of Marcliff and its Subsidiaries as presently conducted and, to the Sellers' knowledge, the operation of the business as presently conducted by Marcliff and its Subsidiaries does not infringe any patent, trademark, service mark, trade name or copyright of any other person.

                  (b) To the Sellers' knowledge, Marcliff and its Subsidiaries have the right to use, free and clear of claims or rights of others, all trade secrets, customer lists and proprietary information required for or incident to the operation of their business, and to the knowledge of the Sellers, the business as presently conducted by Marcliff and its Subsidiaries does not cause Marcliff or any of its Subsidiaries to infringe or violate any intellectual property rights of any other person.

         5.16 MATERIAL CONTRACTS .

                  Except for contracts, agreements and licenses described in
Schedule 5.16 hereto (the "Material Contracts"), none of Marcliff or any of its Subsidiaries is a party to or subject to:

                           (i) any contract or agreement for the purchase of any
commodity, material, equipment or asset having a purchase price of $50,000 or more, except purchase orders for raw materials inventory in the ordinary course;

                           (ii) any other contracts or agreements creating any
obligations of Marcliff or its Subsidiaries after the date of the Base Balance Sheet of $50,000 or more, other than sales and purchase commitments in the ordinary course of business;

                           (iii) any contract or agreement creating any
obligations of Marcliff or its Subsidiaries in excess of $50,000, other than purchase orders for raw materials inventory in the ordinary course and sales and purchase commitments in the ordinary course of business;;

                           (iv) any contract or agreement for the sale or lease
of inventories or equipment not made in the ordinary course;

                           (v) any contract or agreement containing covenants
limiting the freedom of Marcliff or its Subsidiaries to compete in any line of business or with any person or entity;

                           (vi) any franchise contract, agreement or license,
whether as franchisor or franchisee or licensor or licensee;

                           (vii) any contract or agreement under which any
person would acquire a security interest in, or lien on the assets of Marcliff or any of its Subsidiaries, other than purchase money security interests or liens or mechanics', workmen's, repairmen's, warehousemen's, carriers' or other like liens arising or incurred in the ordinary course of business; or

                           (viii) any contract or agreement to loan or advance
to, to invest in, or to guarantee any indebtedness or obligation of, or to borrow from, any individual, partnership, joint venture, corporation, trust, unincorporated organization or other entity.

Each of the Material Contracts is valid and in full force and effect and no default exists under any Material Contract other than those which could not reasonably be expected to have a Material Adverse Effect.

         5.17 LABOR AND EMPLOYEE RELATIONS.

                  (a) Except as shown on Schedule 5.17 hereto, there are no consulting or employment agreements or other material agreements currently in effect between Marcliff or its Subsidiaries and its individual employees or consultants, other than oral employment arrangements between Marcliff or its Subsidiaries and their respective employees entered into in the ordinary course of business with respect to the at-will nature of the employment of such employees by Marcliff or its Subsidiaries. Complete and accurate copies of all of the written agreements and summaries of all of the oral agreements listed on
Schedule 5.17 have been
delivered to the Buyer. Schedule 5.17 also sets forth the names and rates of compensation (including all bonus compensation) of each person currently employed by Marcliff or its Subsidiaries whose total compensation for the year ended December 31, 1997 exceeded $50,000.

                  (b) None of the employees of Marcliff or its Subsidiaries is covered by any collective bargaining agreement with any trade or labor union, employees' association or similar association. To the Sellers' knowledge, Marcliff and each of its Subsidiaries has complied in all material respects with applicable laws, rules and regulations relating to the employment of its personnel, including without limitation those relating to wages, hours, unfair labor practices, discrimination, and payment of social security and similar taxes. Except as disclosed in Schedule 5.17, neither Marcliff nor its Subsidiaries has closed any plant or facility, effectuated any layoffs of employees or implemented any early retirement, separation or window program within the past three (3) years, nor has Marcliff or its Subsidiaries announced any such action or program for the future. Neither Marcliff nor its Subsidiaries has incurred any liability under, and Marcliff and each of its Subsidiaries has complied in all material respects with, the Worker Adjustment Retraining Notification Act of 1988 ("WARN"). Marcliff and each of its Subsidiaries is in compliance in all material respects with all other notification and bargaining obligations arising under any collective bargaining agreement or applicable laws, rules and regulations relating to the employment of its personnel. There are no representation elections, arbitration proceedings, labor strikes, slowdowns or stoppages or material grievances pending, or, to the knowledge of the Sellers, overtly threatened, with respect to the employees of Marcliff or any of its Subsidiaries.

         5.18 EMPLOYEE BENEFIT PLANS.

         (a) Schedule 5.18(a) contains a true and complete list of each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and other employee benefit plans or written agreements or policies, whether or not subject to ERISA, under which any employee or former employee of the Company has any present or future right to any material benefits or under which the Company has any material liability for present or future payments or benefits. All such plans, agreements, programs and policies shall be collectively referred to as the "Plans."

         (b) With respect to each Plan, Marson has made available to the Buyer a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable, (i) any related trust agreement, annuity contract or other funding instrument; (ii) the most recent determination letter; (iii) any summary plan description and other written summaries (or a description of any Plan not in writing) by Marcliff or its Subsidiaries to its employees concerning the extent of the benefits provided under a Plan; and (iv) for the three most recent years: (1) the Form 5500 and attached Schedules; (2) audited financial statements; and (3) actuarial valuation reports.

         (c) (i) Except as set forth on Schedule 5.18(c) each Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations and if intended to be qualified within the meaning of section 401(a) of the Code has received a favorable IRS determination letter (or is eligible to apply for a letter within the remedial amendment period of section 401(b) of the Code) that it is so qualified and since the date of such letter the Sellers have no knowledge of any event that would adversely affect such qualification; (ii) with respect to any Plan, no actions, audits, investigations, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Sellers' knowledge, threatened which could, if adversely determined, result in liability; (iii) none of Marcliff, its Subsidiaries or any other party has engaged in a prohibited transaction, as such term is defined under section 4975 of the Code or section 406 of ERISA, which would subject Marcliff or its Subsidiaries to any taxes, penalties or other liabilities under section 4975 of the Code or sections 409 or 502(i) of ERISA; and (iv) no Plan document provides for an increase in benefits on or after the Closing; except, with respect to items (i) through (iv), to the extent that any liability arising therefrom, individually or in the aggregate, would not have a Material Adverse Effect.

         (d) (i) No Plan has incurred any "accumulated funding deficiency" as such term is defined in section 302 of ERISA and section 412 of the Code (whether or not waived); (ii) except as set forth on Schedule 5.18(d), no reportable event within the meaning of section 4043 or ERISA has occurred which could reasonably be expected to result in a material liability to Marcliff or any member of its Controlled Group (defined as any organization which is a member of a controlled group of organizations within the meaning of sections 414(b), (c), (m) or (o) of the Code) and no condition exists which could reasonably be expected to subject Marcliff or any member of its Controlled Group to a material fine under section 4071 of ERISA; (iii) neither Marcliff nor any member of its Controlled Group has engaged in a transaction which could reasonably be expected to subject it to material liability under section 4069 of ERISA; and (iv) other than premiums owed to the Pension Benefit Guaranty Corporation and except as noted on Schedule 5.18(e), there is no outstanding liability under Title IV of ERISA.

         (e) Except as noted on Schedule 5.18(e), with respect to each of the Plans which is not a multiemployer plan within the meaning of section 4001(a)(3) of ERISA but is subject to Title IV of ERISA, the assets of each such Plan are at least equal in value to the present value of the accrued benefits (vested and unvested) of the participants in such Plan on a termination basis, based on the actuarial methods and assumptions indicated in the most recent actuarial valuation reports.

         (f) Neither Marcliff nor any member of its Controlled Group has any liability, contingent or otherwise, for, or contributes to, any multiemployer plans within the meaning of Section 3(37) of ERISA.

         (g) Except as specifically set forth on Schedule 5.18(g), no Plan exists which could result in the payment to any employee of Marcliff or its Subsidiaries of a material amount of money or other property or rights or accelerate or provide any other material rights or benefits to any such employee as a result of the transactions contemplated by this Agreement.

         (h) Except as required by section 4980B of the Code, neither Marcliff nor any member of its Controlled Group has promised any former employee or other individual not employed by Marcliff or any member of its Controlled Group medical or other benefit coverage and neither Marcliff nor any member of its Controlled Group maintains or contributes to any plan or arrangement providing medical or life insurance benefits to former employees, their spouses or dependents or any other individual not employed by Marcliff or any member of its Controlled Group.

         (i) With respect to each Plan, Marcliff or its Subsidiaries has performed its obligations under such Plans in all material respects in accordance with ERISA and the Code.

         (j) Marson Canada previously had a pension plan for its employees which was subsequently wound up effective December 31, 1996 by Marson Canada. The Pension Commission of Ontario effectively consented to the distribution of the surplus of such plan to Marson Canada on April 22, 1998. Such wind up and distribution was in accordance with the terms of such plan and in compliance with the applicable provisions of the Pension Benefits Act of the province of Ontario and other applicable laws, rules and regulations.

         5.19 ENVIRONMENTAL MATTERS.

         (a) Except as disclosed in Schedule 5.19 hereto:

                  (i) Marcliff and each of its Subsidiaries is, and within the period of all applicable statutes of limitation has been, in compliance with all applicable Environmental Laws (as defined below);

                  (ii) Marcliff and each of its Subsidiaries holds all Environmental Permits (as defined below) (each of which is in full force and effect) required for any of its current operations and for any property owned, leased, or otherwise operated by it, and Marcliff and each of its Subsidiaries is, and within the period of all applicable statutes of limitation have been, in compliance with all such Environmental Permits;

                  (iii) no review by, or approval of, any governmental authority or other person is required under any Environmental Law in connection with the execution or delivery of this Agreement;

                  (iv) neither Marcliff nor any of its Subsidiaries has received any Environmental Claim (as defined below), and, to the knowledge of the Sellers, no such Environmental Claim is being threatened; and

                  (v) Hazardous Materials (as defined below) are not present on or in any property owned, leased, or operated by Marcliff or its Subsidiaries, that would be reasonably likely to form the basis of any Environmental Claim against any of them; and, no Hazardous Materials are present on any other property that would be reasonably likely to form the basis of any Environmental Claim against Marcliff or its Subsidiaries (including, without limitation, any Environmental Claim against any person whose liability Marcliff or its Subsidiaries has or may have retained or assumed, whether contractually, by operation of law or otherwise, or against any real or personal property formerly owned, leased or operated in whole or in part, by Marcliff or its Subsidiaries).

         (b) For purposes of this Agreement, the terms below shall have the following meanings:

         "Environmental Claim" means any written claim, demand, action, suit, complaint, proceeding, directive, investigation, lien, demand letter, or notice of noncompliance, violation, or liability, by any person asserting liability or potential liability (including without limitation liability or potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, (ii) any violation or alleged violation of any Environmental Law or Environmental Permit, or (iii) otherwise relating to obligations or liabilities under any Environmental Law.

         "Environmental Laws" means all foreign, federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law regulating in any manner pollution or protection of the environment (including without limitation indoor air, ambient air, surface water, groundwater, land surface, subsurface strata, or plant or animal species) or of human health as it may be affected by exposure to any pollutant, contaminant or similar substance or by any condition in the environment.

         "Environmental Permits" means all permits, licenses, registrations, exemptions and other filings with or authorizations by any governmental authority under any Environmental Law.

         "Hazardous Materials" means all hazardous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof), petroleum products, asbestos, asbestos-containing materials, pollutants, contaminants, radioactivity, and all other materials and forces, whether or not defined as such, that are regulated pursuant to any Environmental Law or that could result in liability under any Environmental Law.

         5.20 PERMITS. Marcliff and each of its Subsidiaries holds all material licenses, permits and franchises which are required to permit it to operate its business as presently conducted, and all such licenses, permits and franchises are listed on Schedule 5.20 hereto.

         5.21 LITIGATION; PRODUCT LIABILITY CLAIMS.

         (a) There is no suit, claim, action, proceeding or governmental investigation pending or, to the Sellers' knowledge, threatened, against Marcliff or any of its Subsidiaries, before any court or any governmental agencies or regulatory authorities which could reasonably be expected to have a Material Adverse Effect or which seeks to enjoin or otherwise hinder or prevent the consummation of the transactions contemplated by this Agreement and none of Marcliff or any of its Subsidiaries, is subject to any court or governmental order, decree, writ, injunction, determination or award relating to or affecting Marcliff or any of its Subsidiaries or their respective properties, assets, financial condition or business other than those of general application.

         (b) There is no suit, claim, action, proceeding or governmental investigation pending or, to the Sellers' knowledge, threatened against Marcliff or any of its Subsidiaries before any court or any governmental agencies or regulatory authorities which are based upon, arise out of, or relate to, product liability claims or other claims that any of the products sold by Marcliff or its Subsidiaries are defective or failed to meet express or implied warranties.


         5.22 FINDER'S FEE. None of the Sellers, Marcliff or its Subsidiaries has incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement, other than a fee to be paid by the Sellers to Bowles Hollowell Conner & Co..

         5.23 TRANSACTIONS WITH INTERESTED PERSONS. Except as shown on Schedule 5.23, no Seller nor any officer, supervisory employee, director or stockholder of Marcliff or any of its Subsidiaries or any of their respective affiliates, or their respective spouses or children, (i) owns, directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director of, any customer, competitor or supplier of Marcliff or any of its Subsidiaries or any organization which has a material contract or arrangement with Marcliff or any of its Subsidiaries or (ii) has any contract or agreement with Marcliff or any of its Subsidiaries.

         5.24 NO UNDISCLOSED LIABILITIES OR CONTINGENCIES. To the knowledge of the Sellers, neither Marcliff nor its Subsidiaries has any liabilities of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, probable of assertion or not, except liabilities that (i) are reflected or disclosed in the Audited Financial Statements or the Unaudited Financial Statements referred in Section 5.9 above or (ii) were incurred after the date of the Base Balance Sheet in the ordinary course of business and are consistent in amount and nature with past practice over comparable periods.

         5.25 CONDUCT OF BUSINESS. Except as indicated on Schedule 5.25, since the date of the Base Balance Sheet, neither Marcliff nor its Subsidiaries has:

         (a) Granted, incurred or suffered any mortgage, security interest lien or pledge of, or other encumbrance against, any of its assets or any other change in condition (financial or otherwise), liabilities or business except changes in the ordinary course of business which have not had a Material Adverse Effect;

         (b) Made any sale, lease, abandonment or disposition, other than in the ordinary course of business, of any assets;

         (c) Disposed of or knowingly permitted to lapse any rights to the use of any Intellectual Property;

         (d) Made or become obligated to make, any material loans or advances (other than advances in respect of expenses in the ordinary course of business) to any director, officer, or employee of Marcliff or its Subsidiaries;

         (e) Canceled any debts owed to or claims held by Marcliff or its Subsidiaries, including the settlement of any claims or litigation, or waived any other rights held by Marcliff or its Subsidiaries other than in the ordinary course of business consistent with past practice or in an amount not in excess of $50,000 in the aggregate;

         (f) Paid any claims against Marcliff or its Subsidiaries, including the settlement of any claims or litigation against Marcliff or its Subsidiaries or the payment or settlement of any obligations or liabilities of Marcliff or its Subsidiaries, other than in the ordinary course of business consistent with past practice or in an amount not in excess of $50,000 in the aggregate;

         (g) Created, incurred or assumed, or agreed to create, incur or assume, any indebtedness for borrowed money or entered into, as lessee, any capitalized lease obligations (as defined in Statement of Financial Accounting Standards No.
13) with aggregate payments exceeding $50,000 during the term of such lease;

         (h) Accelerated or delayed collection of notes or accounts receivables in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice;

         (i) Delayed or accelerated payment of any account payable or other liability of Marcliff or its Subsidiaries beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practice;

         (j) Undertaken or committed to undertake any capital expenditures exceeding $50,000 in the aggregate;

         (k) Made or agreed to make any payment of cash or distribution of assets to the Sellers, except for regular payments of wages, salary, and employee benefits consistent with past practice and the distribution of the Excluded Assets in redemption of Redemption Shares as provided in Section 1.1 hereof;

         (l) Prepared or filed any Tax Return inconsistent with past practice or, in any such Tax Return, taken any position, made any election or adapted any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods; or

         (m) Entered into any negotiations or contracts to accomplish any of the items described in the preceding clauses (a) through (l).

         5.26 INSURANCE.

         (a) Schedule 5.26(a) sets forth a list and brief description of all policies of insurance maintained, owned or held by or for the benefit of Marcliff and its Subsidiaries on the date hereof. Marcliff and its Subsidiaries has maintained, and has in effect, such policies of motor vehicle, property, casualty, workers' compensation, product liability, general liability and other insurance, including without limitation group insurance and any other life, health, disability or other insurance for the benefit of employees or their dependents or both, as are deemed by it to be appropriate. Neither Marcliff nor its Subsidiaries has given or received any notices of cancellation or nonpayment of the premiums for such policies and the premiums due thereon have been fully paid.

         (b) Except as set forth on Schedule 5.26(b) hereto, there are no past, current or pending claims against Marcliff or its Subsidiaries for any workers' compensation or federal or state occupational disease benefits made within the past three years. Except as otherwise noted on Schedule 5.26(b), all such benefits have been paid in full as due.

         5.27 CUSTOMERS AND SUPPLIERS.

         (a) Schedule 5.27(a) sets forth a list of names and addresses for the fifteen largest customers (who maintain accounts with Marcliff and its Subsidiaries as of December 31, 1997) and the ten largest suppliers (measured in each case by dollar volume of purchases or sales during the year ended December 31, 1997) of Marcliff and its Subsidiaries and the dollar amount of purchase or sales which each such customer or supplier represented during the fiscal year ended December 31, 1997.

         (b) Except as noted on Schedule 5.27(b), since December 31, 1997, neither Marcliff nor its Subsidiaries has lost or been notified in writing that it will lose any customer or group of related customers of Marcliff and its Subsidiaries that generated (individually or as a related group) sales for the year ended December 31, 1997 equal to or greater than $50,000.

         5.28 DISCLOSURE. None of the representations and warranties of the Sellers set forth in this Article 5 is false or misleading in any material respect, or contains any misstatement of fact or, to the Sellers' knowledge, omits to state any facts required to be stated to make such representations and warranties not misleading in any material respect.

         5.29 KNOWLEDGE. To the extent that any portion of the representations and warranties made herein were made to the knowledge of the Sellers, such knowledge shall be understood to mean, as to any Seller who is an individual, the actual knowledge of such individual and shall mean, as to any Seller who is not an individual, the actual knowledge of any of the senior executive officers of such Seller, and in each case shall be qualified by and limited to such actual knowledge; provided, however, that the actual knowledge of each of Alan Ritchie, the Chairman of the Board and the Chief Executive Officer of Marcliff and Marson, Carl A. Annese, Jr., the Treasurer of Marson, Linda Browne, former Vice President, Human Resources of Marson, Craig Myers, Vice President, Sales of Marson, John Murphy, National Sales Manager of Marson and Eric Hanson, Operations Manager of Marson shall be imputed to each of the Sellers.

         5.30 SOLE REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Article 5 are the only representations and warranties made by the Sellers in connection with the transactions contemplated hereby and supersede any and all previous written or oral statements by the Sellers or any of their agents to the Buyer or its agents.


ARTICLE 6. REPRESENTATIONS AND WARRANTIES OF THE BUYER.

         As a material inducement to the Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer hereby makes the following representations and warranties:

         6.1 ORGANIZATION OF THE BUYER. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own or lease its properties, to conduct its business in all material respects in the names and in the places where such properties are owned or leased or such business is conducted by it and to consummate the transactions contemplated by this Agreement.

         6.2 AUTHORITY. The Buyer has full right, power and authority to enter into this Agreement and each agreement, document and instrument to be executed and delivered by it or on its behalf pursuant to, or as contemplated by, this Agreement and to carry out the transactions contemplated hereby and thereby. The execution and delivery by the Buyer of this Agreement and each such other agreement, document and instrument, and the performance by the Buyer of its obligations hereunder and thereunder, has been duly authorized by all necessary corporate action and no other action is required. This Agreement and each agreement, document and instrument executed and delivered by the Buyer pursuant to, or as contemplated by, this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of the Buyer enforceable in accordance with their respective terms, subject to laws of general application affecting creditors' rights generally.

         6.3 NO CONFLICT . Neither the execution and delivery of this Agreement by the Buyer or any of the agreements, documents or instruments to be executed and delivered by the Buyer pursuant to, or as contemplated by, this Agreement, nor the performance by the Buyer of its obligations hereunder or thereunder, will (i) result in a violation by the Buyer of its certificate of incorporation, articles of organization or other relevant constitutive or organizational documents or by-laws, as amended and in effect as of the date hereof, (ii) constitute a breach of, or default under, any agreement, lease, indenture or instrument to which the Buyer is a party or by which the Buyer is bound, (iii) result in a violation of the laws of the United States or the laws of any state or other jurisdiction applicable to the Buyer or (iv) require the Buyer to obtain any approval, consent or waiver of, or making any filing with, any person or entity (governmental or otherwise) that has not been obtained or made.

         6.4 INFORMED BUYER. The Buyer and its senior executive officers are sophisticated investors with experience in the acquisition and valuation of securities, businesses and properties and have been represented in the transactions contemplated hereby by experienced independent legal counsel. The Buyer has been afforded a full and complete opportunity to meet with and ask questions of the Sellers and the executive officers of Marcliff and its Subsidiaries and acknowledges that it has received, or has had access to, all books, records and other information regarding Marcliff and its Subsidiaries and their respective properties, assets, financial condition and business which the Buyer considers necessary or prudent to enable it to make an informed investment decision concerning its purchase of the Purchase Shares. The Buyer is purchasing the Purchase Shares for its own account and not with any view to the resale thereof and understands that the Purchase Shares are being sold without registration under the federal securities laws in reliance upon such representation.

         6.5 LITIGATION. There is no litigation pending or, to the knowledge of the Buyer, threatened against the Buyer which seeks to enjoin or otherwise hinder or prevent the consummation of the transactions contemplated by this Agreement.

         6.6 FINANCIAL RESOURCES; OTHER MATTERS. The Buyer has as of the date hereof, and will have as of the date of the Closing, sufficient funds, including cash on hand together with funds available under bank or other credit facilities currently in place, to purchase and pay for the Purchase Shares pursuant to the terms of this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. To the extent that the Buyer will draw upon funds under existing bank or other credit facilities in order to purchase and pay for the Purchase Shares and to consummate the transactions contemplated by this Agreement, the use of such funds for such purposes is permitted under the terms of such bank or other credit facilities and all consents, waivers or approvals required for such uses have been obtained. The Buyer is not aware of any matter which would prevent it from fulfilling its obligations under the Agreement or consummating the transaction contemplated hereby.

         6.7 FINDER'S FEE. The Buyer has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

         6.8 SOLE REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Article 6 are the only representations and warranties made by the Buyer in connection with the transactions contemplated hereby and supersede any and all previous written or oral statements by the Buyer or its agents to the Sellers or their agents.

ARTICLE 7. COVENANTS OF THE SELLERS.

         Each of the Sellers, severally and not jointly, hereby covenants and agrees with the Buyer as follows:

         7.1 CONDUCT OF BUSINESS. Between the date of this Agreement and the Closing, Marcliff and each of its Subsidiaries shall:

                  (i) conduct its business only in the ordinary course on a basis consistent with past practice;

                  (ii) refrain from making any purchase, sale or disposition of any asset or property other than in the ordinary course of business, from purchasing any capital asset, from closing any plant or facility, and from mortgaging, pledging, subjecting to a lien or otherwise encumbering any of its assets;

                  (iii) refrain from entering into any employment contract or granting any bonus or otherwise making any change in the compensation payable or to become payable to any of its employees, other than pursuant to compensation programs existing on the date hereof;

                  (iv) use reasonable efforts to keep intact the business organization of Marcliff and each of its Subsidiaries, to keep available to the Buyer present employees of Marcliff and each of its Subsidiaries and to preserve the goodwill of all suppliers to, and customers, of Marcliff and each of its Subsidiaries;

                  (v) refrain from incurring any contingent liability as a guarantor or otherwise with respect to the obligations of others, or incur any other contingent or fixed obligations or liabilities except those that are usual and normal in the ordinary course of business;

                  (vi) refrain from any merger, consolidation or other combination with, and refrain from entering any agreement to merge, consolidate or otherwise combine with, any other corporation, partnership, limited liability company or other business organization;

                  (vii) refrain from authorizing for issuance, issuing, selling or delivering any additional shares of capital stock or other securities or any equity interests or other similar rights therein, other than shares of Voting Common Stock of Marcliff which may be issued and delivered upon exercise of the outstanding option listed on Schedule 1 hereto;

                  (viii) refrain from authorizing for issuance, issuing or granting any option, warrant or other right to purchase any shares of capital stock or other securities or any equity interests or other similar rights therein;

                  (ix) refrain from any split, combination or reclassification of any shares of capital stock or other securities or any equity interests or other similar rights therein and from any redemption, repurchase or acquisition, directly or indirectly any shares of capital stock or other securities or any equity interests or other similar rights therein of any Subsidiary;

                  (x) refrain from making any change or incurring any obligation to make any change in its Charter or By-laws;

                  (xi) refrain from making any changes in its accounting methods, principles or practices;

                  (xii) maintain at all times all insurance of the type, in the amounts and with the insurers listed in Schedule 5.26(a) or equivalent insurance with any substitute insurers approved by the Buyer; or

                  (xiii) refrain from entering into any agreement or understanding that would prohibit, restrict or interfere with the transactions contemplated hereby.

         7.2 DUE DILIGENCE. Such Seller shall take such action as may be reasonably necessary to permit the Buyer and its authorized representatives to have full access during normal business hours to all properties, assets, records, tax returns, contracts and documents related to Marcliff and each of its Subsidiaries and their respective assets and businesses and shall furnish to the Buyer or its authorized representatives such financial and other information with respect to Marcliff and its Subsidiaries and their respective assets and its businesses as the Buyer may from time to time reasonably request.

         7.3 WAIVERS, CONSENTS AND APPROVALS. Such Seller shall use commercially reasonable efforts to perform and fulfill all conditions and obligations on his or its part to be performed and fulfilled hereunder and to obtain or make, or cause to be obtained or made, prior to the date of the Closing all waivers, consents, approvals and filings necessary to the performance of his or its obligations under this Agreement, and to obtain or cause to be obtained such other authorizations, waivers, consents, permits, licenses, approvals, qualifications and orders of governmental authorities and parties to contact as may be necessary to transfer to the Buyer and/or to retain in full force and effect subsequent to the date of the Closing, all licenses, permits and franchises applicable to the business of Marcliff and its Subsidiaries.

         7.4 BREACH OF REPRESENTATIONS AND WARRANTIES. Promptly upon becoming aware of the occurrence of any event which would constitute a material breach of any of the representations and warranties of the Sellers contained in or referred to in this Agreement, such Seller shall give detailed written notice thereof to the Buyer and shall use commercially reasonable efforts to remedy the same. The delivery of such notice shall not, however, limit or otherwise affect the remedies available hereunder to the Buyer.

         7.5 HART-SCOTT-RODINO ACT. In connection with the transactions contemplated by this Agreement, the Sellers have previously caused Marcliff to make certain filings as required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (the "HSR" Act). Such Seller shall use commercially reasonable efforts in his or its capacity as a stockholder of Marcliff to cause Marcliff and its Subsidiaries to furnish to the Buyer such information and commercially reasonable assistance as the Buyer may reasonably request in connection with its preparation of any additional necessary filings or submissions to any governmental agency, including, without limitation, any additional filings necessary under the HSR Act. Such Seller shall use commercially reasonable efforts in his or its capacity as a stockholder of Marcliff to cause Marcliff and its Subsidiaries to keep the Buyer informed of the status of any inquiries made of any such party by the Federal Trade Commission, the Antitrust Division of the U. S. Department of Justice or any other governmental agency or authority or members of their respective staffs with respect to this Agreement or the transactions contemplated hereby.

         7.6 CONSUMMATION OF AGREEMENT. Such Seller shall use all commercially reasonable efforts to perform and fulfill all conditions and obligations on his or its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.

         7.7 NONDISCLOSURE OF PROPRIETARY DATA. Such Seller shall not, at any time prior to or following the Closing, make use of, or except as required by law, divulge or otherwise disclose, directly or indirectly, to any person other than the Buyer, any trade secret or other confidential or proprietary data (including, but not limited to, any confidential customer list, know-how, secret processes, personnel information, technical data, record or financial information) concerning the business or policies of Marcliff or any of its Subsidiaries which may have been disclosed or made available to such Seller as a shareholder, employee, officer or director of Marcliff or any of its Subsidiaries. The foregoing covenant shall not, however, apply with respect to any data or other information which is or becomes generally available to the public other than as a result of disclosure by one of the Sellers.

ARTICLE 8. COVENANTS OF BUYER.

         The Buyer hereby covenants and agrees with the Seller as follows:

         8.1 WAIVERS CONSENTS AND APPROVALS. The Buyer shall use commercially reasonable efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled hereunder and to obtain or make, or cause to be obtained or made, prior to the date of the Closing all waivers, consents, approvals and filings necessary to the performance of its obligations under this Agreement.

         8.2 BREACH OF REPRESENTATIONS AND WARRANTIES. Promptly upon becoming aware of the occurrence of any event which would constitute a material breach of any of the representations and warranties of the Buyer, the Buyer shall give detailed written notice thereof to the Sellers' Representative and shall use commercially reasonable efforts to remedy the same. The delivery of such notice shall not, however, otherwise affect the remedies available hereunder to the Sellers.

         8.3 HART-SCOTT-RODINO ACT. In connection with the transactions contemplated by this Agreement, the Buyer has previously made certain filings as required under the HSR Act. The Buyer shall furnish to the Sellers' Representative such information and commercially reasonable assistance as the Sellers' Representative may reasonably request in connection with its preparation of any additional necessary filings or submissions to any governmental agency, including, without limitation, any additional filings necessary under the HSR Act. The Buyer shall keep the Sellers' Representative informed of the status of any inquiries made of the Buyer by the Federal Trade Commission, the Antitrust Division of the U. S. Department of Justice or any other governmental agency or authority or members of their respective staffs with respect to this Agreement or the transactions contemplated hereby.

         8.4 CONSUMMATION OF AGREEMENT. The Buyer shall use all commercially reasonable efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.

         8.5 RESTRICTIONS AS TO CERTAIN POST-CLOSING ENVIRONMENTAL REMEDIAL ACTIONS. During the three (3) year period following the date of the Closing, neither the Buyer nor any of its affiliates, agents, employees, officers or directors, acting on behalf of any of them, shall contact, or cause Marcliff or any of its Subsidiaries to contact, without the prior written consent of the Sellers' Representative, any foreign, federal, state or local authority for the purpose of initiating any investigation or inquiry as to the compliance by Marcliff or its Subsidiaries with Environmental Laws or Environmental Permits at Marson's former facilities in either Wolcott, Connecticut or North York, Ontario, Canada; PROVIDED, HOWEVER that Buyer and any of its affiliates and Marcliff and any of its Subsidiaries may take any such actions as they reasonably believe necessary to comply with any foreign, federal, state or local statutes, rules, regulations, ordinances, decrees or common law. The foregoing restrictions shall not, however, be deemed to limit or in any way restrict the right of the Buyer, or any of its affiliates or Marcliff or its Subsidiaries from responding to, or participating in, inquiries or investigations initiated by any federal, state or local governmental agencies or authorities or by third parties. The foregoing restrictions shall also not prohibit Buyer from initiating any inquiry or investigation, or from initiating or undertaking any remedial action, under any Environmental Laws if such inquiry, investigation or remedial action would not result in any Loss (as defined in Section 12.1) which would be subject to indemnification under Section 12.3 hereof.

ARTICLE 9. CONDITIONS TO OBLIGATIONS OF THE BUYER.

         The obligations of the Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment prior to or at the Closing of the following conditions:

         9.1 REPRESENTATIONS; WARRANTIES; COVENANTS. Each of the representations and warranties of the Sellers set forth in Article 5 hereof shall be accurate in all material respects as if made on and as of the date of Closing as well as on the date hereof, other than with respect to representations and warranties that refer to or speak as of a certain date, except for changes contemplated by this Agreement and occurring in the ordinary course of business since the date hereof, none of which shall have had a Material Adverse Effect, and the Sellers' Representative shall have certified to such effect to the Buyer in writing. The Sellers shall have performed in all material respects all of those obligations, and shall have complied in all material respects with those covenants, required to be performed or observed at or prior to the Closing, and the Sellers' Representative shall have certified to such effect to the Buyer in writing.

         9.2 RESIGNATIONS. On the date of the Closing the Buyer shall have received the resignation of Steven A. Kandarian and Robert J. Byrne as directors of Marcliff and Marson and the resignation of such other officers and directors of Marcliff, Marson or Marson Canada as the Buyer may request.

         9.3 HSR ACT. All filings required to be made under the HSR Act shall have been made, and any applicable waiting period thereunder shall have expired.

         9.4 OPINIONS OF COUNSEL; ADDITIONAL DOCUMENTS. On the date of the Closing, the Buyer shall have received (i) an opinion of Brown, Rudnick, Freed & Gesmer, counsel to the Orion Sellers and Marcliff and its Subsidiaries, dated as of the Closing and addressed to the Buyer and substantially in the form of
Schedule 9.4.1 hereto, (ii) an opinion of Weir & Foulds, Canadian counsel, dated as of the Closing and addressed to the Buyer, substantially in the form of
Schedule 9.4.2 hereto, (iii) evidence satisfactory to the Buyer of the due authorization, execution and delivery of this Agreement and all related agreements by each of the Sellers and (iv) such other certificates and documents as the Buyer or its counsel may reasonably request.

         9.5 NATIONSCREDIT PAY-OFF LETTER. On the date of the Closing, the Buyer shall have received a pay-off letter from NationsCredit setting forth the aggregate amount of the Senior Debt owed to NationsCredit by Marcliff and its Subsidiaries as of the date of the Closing.

         9.6 NO INJUNCTION. There shall not be any injunction, restraining order or order of any nature issued by any court of competent jurisdiction which enjoins or otherwise prohibits the consummation of the transactions contemplated hereby.

         9.7 EMPLOYMENT AND NONCOMPETITION AGREEMENTS. On the date of the Closing, Alan Ritchie shall have executed and delivered to the Buyer both an Employment Agreement and a Noncompetition Agreement in form and substance reasonably satisfactory to Mr. Ritchie and the Buyer.

         9.8 REDEMPTION . On the date of the Closing, (i) Marcliff and Marson shall have taken any and all such action as may be necessary to cause C&L Realty Trust to be merged with and into Chelsea Crescent and the LLC Membership Interests to be transferred to Marcliff by Marson and by Marcliff to the Sellers in connection with the redemption of the Redemption Shares in accordance with
Section 1.1 hereof; (ii) Marcliff shall have taken any and all such action as may be necessary to release and terminate the pledge granted in favor of Marcliff by Alan Ritchie under that certain Pledge Agreement dated as of July 18, 1996; and such pledge shall have been terminated; and (iii) the Sellers shall have tendered for redemption, and Marcliff shall have redeemed and cancelled, all of the Redemption Shares in exchange for the Excluded Assets in accordance with Section 1.1 hereof.

         9.9 TERMINATION OF STOCKHOLDERS AGREEMENT; WAIVER OF RIGHTS . On or prior to the date of the Closing, that certain Stockholders' Agreement dated as of June 26, 1995 shall have been terminated and the parties thereto shall have waived all of their rights individually and jointly thereunder.

         9.10 TERMINATION OF STOCK RESTRICTION AGREEMENT . On or prior to the date of the Closing, the Stock Restriction Agreement dated May 14, 1997 by and between Marcliff and Carl A. Annese, Jr. shall have been terminated and Carl A. Annese, Jr. shall have waived all of his rights thereunder.

         9.11 ESCROW AGREEMENT. On the date of the Closing, each of the Sellers and the Escrow Agent shall have executed and delivered the Escrow Agreement.

         9.12 THE BUYER'S FRUSTRATION OF CLOSING CONDITIONS. The Buyer may not rely on the failure of any condition set forth in this Article 9 to be satisfied if such failure was caused by the Buyer's failure to act in good faith or to use all reasonable efforts to cause the Closing to occur, as required under Section
8.5 hereof.

ARTICLE 10. CONDITIONS TO OBLIGATIONS OF THE SELLERS

         The obligations of the Sellers to consummate the transactions contemplated by this Agreement are subject to the fulfillment prior to or at the Closing of the following conditions:

         10.1 REPRESENTATIONS; WARRANTIES; COVENANTS. Each of the representations and warranties of the Buyer contained in Article 6 hereof shall be accurate in all material respects as if made on and as of the date of Closing as well as on the date hereof, except for changes occurring in the ordinary course of business since the date hereof, none of which shall be material and an officer of the Buyer shall have certified to such effect to the Sellers' Representative in writing. The Buyer shall have performed in all material respects all of those obligations, and shall have complied in all material respects with those covenants, required to be performed or observed at or prior to the Closing, and an officer of the Buyer shall have certified to such effect to the Sellers' Representative in writing.

         10.2 HSR ACT. All filings required to be made under the HSR Act shall have been made, and any applicable waiting period thereunder shall have expired.

         10.3 ADDITIONAL DOCUMENTS. At the Closing, the Sellers shall have received such other certificates and documents as the Sellers or their counsel may reasonably request.

         10.4 PREPAYMENT OF BROWN AND RITCHIE NOTES. At the Closing, the Brown and Ritchie Notes and Brown and Ritchie Interest Receivable shall be repaid in full to the Sellers' Representative or, the Sellers' Representative shall have received appropriate written authorization and direction from Michael G. Brown and Alan Ritchie to apply from their proportionate share of Aggregate Purchase Price funds sufficient to repay the Brown and Ritchie Notes and the Brown and Ritchie Interest Receivable in full.

         10.5 NO INJUNCTION. There shall not be any injunction, restraining order or order of any nature issued by any court of competent jurisdiction which enjoins or otherwise prohibits the consummation of the transactions contemplated hereby.

         10.6 ESCROW AGREEMENT. On the date of the Closing, the Buyer shall have executed and delivered the Escrow Agreement.

         10.7 THE SELLERS' FRUSTRATION OF CLOSING CONDITIONS. No Seller may rely on the failure of any condition set forth in this Article 10 to be satisfied if such failure was caused by the failure of such Seller to act in good faith or to use reasonable efforts to cause the Closing to occur, as required under Section 7.6 hereof.

ARTICLE 11. TERMINATION OF AGREEMENT.

         11.1 TERMINATION. At any time prior to the Closing, this Agreement may be terminated (i) by mutual consent of the Buyer and the Sellers'
Representative, (ii) by the Buyer if the conditions stated in Article 9 have not been satisfied at or prior to the Closing, or (iii) by the Sellers' Representative if the conditions stated in Article 10 have not been satisfied at or prior to the Closing.

         11.2 EFFECT OF TERMINATION. If this Agreement shall be terminated as above provided, all obligations of the parties hereunder shall terminate but any breaching party shall remain liable to the non-breaching party for its damages and out-of-pocket expenses.

         11.3 RIGHT TO PROCEED. Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in Article 9 hereof have not been satisfied, the Buyer shall have the right to waive the satisfaction of any such condition and to proceed with the transactions contemplated hereby, and if any of the conditions specified in Article 10 hereof have not been satisfied, the Sellers' Representative shall have the right to waive the satisfaction of any such condition and to proceed with the transactions contemplated hereby.


ARTICLE 12. INDEMNIFICATION

         12.1 DEFINITIONS. For purposes of this Article 12:

                  "Losses" means all losses, damages (other than punitive, incidental or consequential damages), liabilities, payments and obligations, and all expenses related thereto. Losses shall include any legal fees and costs incurred by any of the Indemnified Persons subsequent to the Closing in defense of or in connection with any alleged or asserted liability, payment or obligation, whether or not any liability or payment, obligation or judgment is ultimately imposed against the Indemnified Persons and whether or not the Indemnified Persons are made or become parties to any such action. The amount of all Losses shall be calculated net of the tax benefits (assuming the highest marginal tax rate) which such Losses would provide to a corporate taxpayer (assuming no limitations based on lack of taxable income against which to deduct such Losses).

                  The "Buyer's Indemnified Persons" means the Buyer and any person that directly or indirectly controls, or is controlled by, or is under common control with, the Buyer, and their respective directors, officers, employees, stockholders and agents.

                  "Indemnified Person" means any person entitled to be indemnified under this Article 12.

                  "Indemnifying Person" means any person obligated to indemnify another person under this Article 12.

                  The "Sellers' Indemnified Persons" means each of the Sellers and any person that directly or indirectly controls, or is controlled by, or is under common control with, the Seller, and their respective general partners, limited partners, directors, stockholders, officers, employees, and agents.

                  "Third Party Action" means any written assertion of a claim, or the commencement of any action, suit, or proceeding, by a third party as to which any person believes it may be an Indemnified Person hereunder.

         12.2 SURVIVAL OF WARRANTIES. All representations, warranties, agreements, covenants and obligations herein or in any Schedule, certificate or financial statement delivered by either party to the other party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the Closing in accordance with this Article 12, provided, however, that the covenants and agreements contained herein to be performed or complied with prior to the Closing shall expire at the Closing.

         12.3 INDEMNIFICATION BY THE SELLERS.

                  (a) Subject to the limitations in paragraph (c) below, Orion Capital Holdings, L.P. and M-K I Partnership, L.P. (together, the "Orion Sellers"), jointly and severally, shall defend, indemnify and hold harmless the Buyer's Indemnified Persons from and against all Losses directly or indirectly incurred by or sought to be imposed upon any of them:

                           (i) resulting from or arising out of any breach of
any of the representations or warranties set forth in Article 5 hereof (other than those in Sections 5.4, 5.5, 5.11 or 5.19);

                           (ii) resulting from or arising out of any breach of
any covenant or agreement made by the Sellers in or pursuant to this Agreement (other than those set forth in Section 7.7 hereof);

                           (iii) resulting from or arising out of any breach of
the representations or warranties set forth in Section 5.19 hereof; or

                           (iv) resulting from or arising out of any breach of
the representations or warranties set forth in Section 5.11 hereof or resulting from or arising out of Marson's failure to file those franchise and/or income tax returns referred to on Schedule 5.11(b) or to pay any taxes, penalties or interest which may have been, or which may be, assessed in connection with such tax returns; or

                  (b) Subject to the limitations in paragraph (c) below, each of the Sellers shall indemnify, defend and hold harmless the Buyer's Indemnified Persons from and against all

Losses directly or indirectly incurred by or sought to be imposed upon any of them resulting from or arising out of any breach by such Seller of the representations or warranties set forth in Sections 5.4 or 5.5 hereof or the covenants set forth in Section 7.7 hereof.

                  (c) The right to indemnification under paragraphs (a) or (b) above is subject to the following limitations:

                           (i) Neither of the Orion Sellers shall have any
liability under paragraph (a) unless one or more of the Buyer's Indemnified Persons gives written notice to the Orion Sellers asserting a claim for Losses, including reasonably detailed facts and circumstances pertaining thereto, before the expiration of the period set forth below:

                                    (A) for claims under clauses (i) or (ii) of
paragraph (a) above, a period of eighteen (18) months following the date of the Closing;

                                    (B) for claims under clause (iii) of
paragraph (a) above, a period of three (3) years following the date of the Closing; and

                                    (C) for all other claims, for so long as any
claim may be made in respect of such matters under any applicable statute of limitations.

                           (ii) Indemnification for a Loss under paragraph (a)
above shall be payable by the Orion Sellers hereunder only if and to the extent that the aggregate amount of all Losses incurred by the Buyer's Indemnified Persons under paragraph (a) above exceeds One Hundred Seventy Five Thousand Dollars ($175,000). The maximum aggregate liability of the Orion Sellers for indemnification for Losses under paragraph (a) above shall not exceed Seven Million Dollars ($7,000,000). The maximum liability of a Seller for indemnification for Losses under paragraph (b) above shall not exceed the amount which such Seller has received in payment for such Seller's Purchase Shares.

                  (c) The indemnification remedy provided to the Buyer and the Buyer's Indemnified Persons shall be the exclusive remedy to which the Buyer and the Buyer's Indemnified Persons shall be entitled after the Closing for any breach of any representation or warranty or any covenant under this Agreement.

         12.4 INDEMNIFICATION BY THE BUYER.

                  (a) Subject to the limitations in paragraph (b) below, the Buyer shall defend, indemnify and hold harmless the Sellers' Indemnified Persons from any and all Losses directly or indirectly incurred by or sought to be imposed upon any of them:

                           (i) resulting from or arising out of any breach of
any of the representations or warranties set forth in Article 6 hereof; or

                           (ii) resulting from or arising out of any breach of
any covenant or agreement made by the Buyer in or pursuant to this Agreement.

                  (b) The right to indemnification under paragraph (a) above is subject to the limitation that the Buyer shall have no liability under paragraph
(a) unless one or more of the Seller's Indemnified Persons gives written notice to the Buyer asserting a claim for Losses, including reasonably detailed facts and circumstances pertaining thereto, before the expiration of the eighteen (18) month period following the date of the Closing.

                  (c) The indemnification remedy provided to the Sellers and the Sellers' Indemnified Persons shall be the exclusive remedy to which the Sellers and the Sellers' Indemnified Persons shall be entitled after the Closing for any breach of any representation or warranty or any covenant under this Agreement.

         12.5 DEFENSE OF THIRD PARTY ACTIONS.

                  (a) Promptly after receipt of notice of any Third Party Action, any person who believes he or it may be an Indemnified Person shall give notice to the potential Indemnifying Person of such action. The omission to give such notice to the Indemnifying Person will not relieve the Indemnifying Person of any liability hereunder unless the Indemnifying Person was prejudiced thereby, nor will it relieve him or it of any liability which he or it may have other than under this Article 12.

                  (b) Upon receipt of a notice of a Third Party Action, the Indemnifying Person shall have the right, at his or its option and at his or its own expense, to participate in and be present at the defense of such Third Party Action, but not to control the defense, negotiation or settlement thereof, which control shall remain with the Indemnified Person, unless the Indemnifying Person makes the election provided in paragraph (c) below.

                  (c) By written notice within forty five (45) days after receipt of a notice of a Third Party Action, an Indemnifying Person may elect to assume control of the defense, negotiation and settlement thereof, with counsel reasonably satisfactory to the Indemnified Person; provided, however, that the Indemnifying Person agrees (i) to promptly indemnify the Indemnified Person for its expenses to date, and (ii) to hold the Indemnified Person harmless from and against any and all Losses caused by or arising out of any settlement of the Third Party Action approved by the Indemnifying Person or any judgment in connection with that Third Party Action. The Indemnifying Person shall not in the defense of the Third Party Action enter into any settlement which does not include as a term thereof the giving by the third party claimant of an unconditional release of the Indemnified Person in form and substance reasonably satisfactory to the Indemnified Person and his or its counsel, or consent to entry of any judgment except with the consent of the Indemnified Person.

                  (d) Upon assumption of control of the defense of a Third Party Action under paragraph (c) above, the Indemnifying Person will not be liable to the Indemnified Person hereunder for any legal or other expenses subsequently incurred in connection with the defense of the Third Party Action, other than reasonable expenses of investigation.

                  (e) If the Indemnifying Person does not elect to control the defense of a Third Party Action under paragraph (c), the Indemnifying Person shall promptly reimburse the Indemnified Person for expenses incurred by the Indemnified Person in connection with defense of such Third Party Action, as and when the same shall be incurred by the Indemnified Person.

                  (f) Any person who has not assumed control of the defense of any Third Party Action shall have the duty to cooperate with the party which assumed such defense.


ARTICLE 13. GENERAL PROVISIONS.

         13.1 FEES AND EXPENSES. All fees and expenses incurred by the Buyer in connection with the negotiation of this Agreement or the consummation of the transactions contemplated hereby, including, without limitation, all fees payable in connection with any filing to be made under the HSR Act, shall be paid by the Buyer. All fees and expenses incurred by the Sellers or the Sellers' Representative in connection with the negotiation of this Agreement or the consummation of the transactions contemplated hereby, including, without limitation, all fees payable to Bowles Hollowell Conner & Co., Brown, Rudnick, Freed & Gesmer, Weir & Foulds and all other legal counsel retained by the Sellers' Representative, shall be paid by the Sellers, such fees and expenses to be borne among the Sellers in proportion to their ownership of Shares of Common Stock (Voting and Non-Voting) listed on Schedule 1 hereto.

         13.2 NOTICES. Any and all notices or other communications required or permitted to be given in connection with this Agreement shall be in writing (or in the form of a telegram or facsimile transmission) addressed as provided below and shall be (i) delivered by hand, (ii) transmitted by telegram or facsimile with transmission confirmed, (iii) delivered by overnight courier service with confirmed receipt or (iv) mailed by first class U.S. mail, postage prepaid and registered or certified, return receipt requested:

        If to any of the Sellers to:

        The address of such Seller as listed on Schedule 1.1 hereto with copies to:

        Orion Capital Partners, L.P.
        The Wellesley Office Park
        20 William Street, Suite 145
        Wellesley, Massachusetts  02481-4102
        Attention:    Steven A. Kandarian
                      Managing Director
        Facsimile Number: (781) 235-8822

        and

        Paul J. Hartnett, Jr., Esq.
        Brown, Rudnick, Freed & Gesmer
        One Financial Center
        Boston, Massachusetts 02111
        Facsimile Number: (617) 856-8201

        and

        George E. Christodoulo, Esq.
        Lawson & Weitzen, LLP
        425 Summer Street
        Boston, Massachusetts 02210-1736
        Facsimile Number: (617) 439-3987

If to the Sellers' Representative to:

        Orion Capital Partners, L.P.
        The Wellesley Office Park
        20 William Street, Suite 145
        Wellesley, Massachusetts 02481-4102
        Attention:    Steven A. Kandarian
                      Managing Director
        Facsimile Number: (781) 235-8822

        with a copy to:

        Paul J. Hartnett, Jr., Esq.
        Brown, Rudnick, Freed & Gesmer, P.C.
        One Financial Center
        Boston, Massachusetts 02111
        Facsimile Number: (617) 856-8201

        If to the Buyer, to:

        Kaynar Technologies Inc.
        500 N. State College Blvd., Suite 1000
        Orange, California  92868-1638
        Attention:    Jordan A. Law
                      Chairman of the Board
        Facsimile Number: (714) 712-4908

        with a copy to:

        C. James Levin, Esq.
        O'Melveny & Myers LLP
        400 South Hope Street
        Los Angeles, California 90071-2899
        Facsimile Number: (213) 430-6407

and in any case at such other address as the addressee shall have specified by written notice. Any notice or other communication given in accordance with this
Section 13.2 shall be deemed delivered and effective upon receipt, except those notices and other communications sent by mail, which shall be deemed delivered and effective three (3) business days following deposit with the United States Postal Service. All periods of notice shall be measured from the date of delivery thereof.

         13.3 PUBLICITY AND DISCLOSURES. No press releases or any public disclosure, either written or oral, of the transactions contemplated by this Agreement shall be made prior to the Closing without the prior knowledge and written consent of both the Buyer and the Sellers' Representative. Notwithstanding the foregoing, however, each party shall be entitled to make such disclosures which it may determine in good faith to be required under applicable federal and state securities laws. In the event that any party determines in good faith that any such disclosure is required, it shall use its best efforts to provide the other parties hereto with copies of such disclosure prior to its release to the public.

         13.4 FURTHER ASSURANCES. Each of the Sellers and the Buyer hereby agrees to execute and deliver, both prior to or following the Closing, such further certificates, agreements and other documents and take such other actions as the other parties may reasonably request in order to consummate or implement the transactions contemplated hereby or to evidence or confirm such events or matters.

         13.5 ENTIRE AGREEMENT. This Agreement (including all Schedules appended to this Agreement, all of which are hereby incorporated herein by reference), together with the Confidentiality Agreement dated May 21, 1998 between the Buyer and Marson (which is also hereby incorporated herein by reference), constitute the entire agreement between the parties, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof and inducements to the making of this Agreement relied upon by any party hereto, have been expressed herein or in the documents incorporated herein by reference.

         13.6 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.

         13.7 ASSIGNABILITY. This Agreement may not be assigned otherwise than by operation of law (i) by the Buyer without the prior written consent of the Sellers' Representative, or (ii) by any of the Sellers without the prior written consent of the Buyer, except that the Buyer may assign any and all of its rights hereunder (including its right to indemnification) to General Electric Capital Corporation or to any other lender and their respective successors and assigns, and the Sellers hereby acknowledge such assignment by the Buyer to General Electric Capital Corporation. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

         13.8 AMENDMENT. This Agreement may be amended only by a written agreement executed by the Buyer and the Sellers' Representative.

         13.9 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         13.10 EFFECT OF TABLE OF CONTENTS AND HEADINGS. The table of contents and the titles of article and section headings herein contained has been provided for convenience of reference only and shall not affect the meaning of construction of any of the provisions hereof.

         13.11 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (other than the choice of law principles thereof).



                           [SIGNATURE PAGES TO FOLLOW]

                                 SIGNATURE PAGES
                                       TO
                              MARCLIFF CORPORATION
                         MARSON CREATIVE FASTENER, INC.
                            STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in multiple counterparts as of the date set forth above by their duly authorized representatives.

                            KAYNAR TECHNOLOGIES INC.

                            By: /s/ Jordan A. Law
                               ----------------------------
                               Jordan A. Law
                               Chairman of the Board

                            ORION CAPITAL HOLDINGS, L.P.
                            By: Orion Capital Partners, L.P.
                                Its General Partner
                              By: Eagle Capital Management Limited Partnership
                                  Its General Partner
                                By: Eagle Capital Holdings, Inc.
                                    Its General Partner

                                  By: /s/ Steven A. Kandarian
                                     -------------------------------
                                     Steven A. Kandarian
                                     President

                            M-K I PARTNERSHIP, L.P.
                            By: Orion Capital Partners, L.P.
                                Its General Partner
                              By: Eagle Capital Management Limited Partnership
                                  Its General Partner
                                By: Eagle Capital Holdings, Inc.
                                    Its General Partner

                                  By: /s/ Steven A. Kandarian
                                     -------------------------------
                                     Steven A. Kandarian
                                     President

                            ALAN RITCHIE
                            /s/ Alan Ritchie
                            -------------------------------
                            Alan Ritchie


                            MICHAEL G. BROWN


                            -------------------------------
                            Michael G. Brown

                                 SIGNATURE PAGES
                                       TO
                              MARCLIFF CORPORATION
                         MARSON CREATIVE FASTENER, INC.
                            STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in multiple counterparts as of the date set forth above by their duly authorized representatives.

                            KAYNAR TECHNOLOGIES INC.

                            By:
                               ----------------------------
                               Jordan A. Law
                               Chairman of the Board

                            ORION CAPITAL HOLDINGS, L.P.
                            By: Orion Capital Partners, L.P.
                                Its General Partner
                              By: Eagle Capital Management Limited Partnership
                                  Its General Partner
                                By: Eagle Capital Holdings, Inc.
                                    Its General Partner

                                  By:
                                     -------------------------------
                                     Steven A. Kandarian
                                     President

                            M-K I PARTNERSHIP, L.P.
                            By: Orion Capital Partners, L.P.
                                Its General Partner
                              By: Eagle Capital Management Limited Partnership
                                  Its General Partner
                                By: Eagle Capital Holdings, Inc.
                                    Its General Partner

                                  By:
                                     -------------------------------
                                     Steven A. Kandarian
                                     President

                            ALAN RITCHIE

                            -------------------------------
                            Alan Ritchie


                            MICHAEL G. BROWN
                            /s/ Michael G. Brown
                            -------------------------------
                            Michael G. Brown

                            CARL A. ANNESE, JR.

                            -------------------------------
                            Carl A. Annese, Jr.

                            NATIONSCREDIT COMMERCIAL
                            CORPORATION

                            By: /s/ Kenneth M. Zoeller
                               ----------------------------
                               Kenneth M. Zoeller
                               Authorized Signatory

                            ORION CAPITAL PARTNERS, L.P.
                              as the Sellers' Representative
                                By: Eagle Capital Management Limited Partnership
                                    Its General Partner
                                By: Eagle Capital Holdings, Inc.
                                    Its General Partner


                                    By:
                                       ----------------------------
                                       Steven A. Kandarian
                                       President


                            MARCLIFF CORPORATION


                            By:
                               --------------------------------
                               Alan Ritchie
                               Chairman and Chief Executive Officer

                            CARL A. ANNESE, JR.
                            /s/ Carl A. Annese, Jr.
                            -------------------------------
                            Carl A. Annese, Jr.

                            NATIONSCREDIT COMMERCIAL
                            CORPORATION

                            By:
                               ----------------------------


                            ORION CAPITAL PARTNERS, L.P.
                              as the Sellers' Representative
                                By: Eagle Capital Management Limited Partnership
                                    Its General Partner
                                By: Eagle Capital Holdings, Inc.
                                    Its General Partner


                                    By: /s/ Steven A. Kandarian
                                       ----------------------------
                                       Steven A. Kandarian
                                       President


                            MARCLIFF CORPORATION


                            By: /s/ Alan Ritchie
                               --------------------------------
                               Alan Ritchie
                               Chairman and Chief Executive Officer

                        STOCK PURCHASE AND SALE AGREEMENT

                                LIST OF SCHEDULES


Schedule 1         -  Names and Addresses of Sellers and their Stock Ownership

Schedule 1.1       -  Redemption Shares

Schedule 1.2       -  Purchase Shares

Schedule 2.1(a)    -  Allocation and Distribution of Purchase Price

Schedule 2.1(b)       Escrow Agreement

Schedule 5.1       -  Jurisdictions of Organization of Marcliff and Its
                      Subsidiaries

Schedules 5.2      -  Subsidiaries and Securities

Schedule 5.3       -  Outstanding Marcliff Subscriptions, Options, Warrants,
                      Commitments, Preemptive Rights, Pledges, Restrictions and Encumbrances


Schedule 5.5       -  Pledges, Security Interests and Encumbrances Upon the
                      Shares

Schedule 5.9       -  Financial Statements of Marcliff and its Subsidiaries;
                      Liabilities Not Reflected on the Base Balance Sheet

Schedule 5.10      -  Certain Changes or Events

Schedule 5.11(b)   -  Tax Returns

Schedule 5.11(d)   -  Tax Audit History

Schedule 5.11(f)   -  Pending Audit

Schedule 5.11(k)   -  No "Controlled Foreign Corporation"

Schedule 5.12(a)   -  Real Property Leased by Marcliff and Its Subsidiaries

Schedule 5.12(e)   -  Liens, Encumbrances or Subleases on Leased Real Property

Schedule 5.12(g)   -  Machinery, Equipment and Other Property

Schedule 5.12(h)   -  Title to Machinery and Equipment


Schedule 5.15      -  Intellectual Properties of Marcliff and its Subsidiaries

Schedule 5.16      -  Material Contracts

Schedule 5.17      -  Labor and Employee Relations

Schedule 5.18(a)   -  Employee Benefit Documentation

Schedule 5.18(c)   -  Employee Benefit Plans

Schedule 5.18(d)   -  Reportable Events

Schedule 5.18(e)   -  Underfunded Plans

Schedule 5.18(g)   -  Plan Payments or Other Rights on Closing

Schedule 5.19      -  Environmental Matters

Schedule 5.20      -  Permits

Schedule 5.23      -  Transactions with Interested Persons

Schedule 5.25      -  Changes Since May 25, 1998

Schedule 5.26(a)   -  Insurance Policies

Schedule 5.26(b)   -  Workers' Compensation and Occupational Benefits History

Schedule 5.27(a)   -  Customers and Suppliers

Schedule 5.27(b)   -  Loss of Major Customers


Schedule 9.4.1     -  Opinion of Brown, Rudnick, Freed & Gesmer

Schedule 9.4.2     -  Opinion of Weir & Foulds



                                       2